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                                                                   EXHIBIT 10.1









                              INVESTMENT AGREEMENT

                                  BY AND AMONG

                          EDGE TECHNOLOGY GROUP, INC.,

                                  HENCIE, INC.

                                       AND

                                    ADIL KHAN

                                   ----------

                               SEPTEMBER 22, 2000

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                              INVESTMENT AGREEMENT

         This Investment Agreement (the "Agreement") is made and entered into as of the 22nd day of September, 2000, by and among Hencie, Inc., a Delaware corporation (the "Company"), Adil Khan, an individual residing in Texas (the "Founder"), and Edge Technology Group, Inc., a Delaware corporation (the "Investor"). Initial capitalized terms used herein and not otherwise defined herein shall have the meanings set forth in Appendix A hereto.

                                    RECITALS

         A. The Company engages in the Business.

         B. The Company is in need of capital to increase market presence, increase client base, develop infrastructure and technology, repay certain agreed upon indebtedness and for working capital purposes.

         C. To obtain financing for the Approved Uses, the Company desires to issue and sell to Investor shares of its Series A Preferred.

         NOW, THEREFORE, in consideration of the premises and of the mutual covenants, agreements, representations and warranties herein contained, the parties hereto agree as follows:

                                   ARTICLE I.
                         PURCHASE AND SALE OF SECURITIES

         1.1 AUTHORIZATION OF SECURITIES. The Company has authorized the issuance and sale of up to 1,771,085 shares of Series A Preferred to Investor.

         1.2 ISSUANCE AND SALE OF THE SECURITIES. Subject to the terms and conditions of this Agreement and on the basis of the representations and warranties set forth herein, the Company agrees to issue and sell to Investor, and Investor agrees to purchase from the Company, subject to the satisfaction of the conditions specified in Article IV, up to 1,771,085 shares of Series A Preferred for the Purchase Price.

         1.3 DELIVERY OF THE NOTE AND PAYMENT. Effective as of the date hereof, the Company will execute and deliver to Investor a Senior Subordinated Convertible Unsecured Promissory Note, in the form attached hereto as Exhibit A (the "Note") against payment by Investor, in immediately available funds, of an amount equal to one-half (1/2) of the Purchase Price, or $1,400,000.00. Should the Investor elect to convert the Note according to the provisions of Section 8(a) of the Note, the remaining one-half (1/2) of the Purchase Price shall be paid by Investor in cash in the amount of $1,400,000.00 on November 22, 2000 (the "Installment Payment"), against delivery of 885,542 shares of the Series A Preferred on such date.

         1.4 CONSIDERATION FOR PURCHASE. In order to induce Investor to enter into this Agreement, the Founder has entered into on the date hereof the Employment Agreement attached hereto as Exhibit B. Investor represents and the Founder acknowledges that if the Founder had not agreed to enter into such Employment Agreement, Investor would not have agreed to enter into this Agreement.



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                                  ARTICLE II.
                        REPRESENTATIONS AND WARRANTIES OF
                           THE COMPANY AND THE FOUNDER

         The Company and the Founder jointly and severally represent and warrant to Investor as follows:

         2.1 ORGANIZATION AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite authority and power (corporate and other), licenses, authorizations, consents and approvals to carry on its business, to own, hold and operate its properties and assets and to enter into this Agreement and the other agreements contemplated hereunder. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions where the nature of the property owned or leased by it, or the nature of the business conducted by it, make such qualification necessary and the absence of such qualification would, individually or in the aggregate, have a material adverse effect on the business or financial condition of the Company. True and complete copies of the Certificate of Incorporation, Bylaws and the minute book of the Company have previously been delivered or made available to Investor.

         2.2 INDEBTEDNESS. The Company is not a party to any loan agreement, indenture, guaranty or other obligation, whether written or oral, relating to
(i) indebtedness of the Company; (ii) money loaned to others; or (iii) the performance of any obligation to which the Company is a party, other than as disclosed on Schedule 2.2 hereto. All of the items listed on Schedule 2.2, except as disclosed therein, were entered into in the ordinary course of business, are valid and binding, in full force and effect and are enforceable in accordance with their respective terms and there exists no material breach or default, or any event which with notice or lapse of time or both, would constitute a material breach or default by any party thereto.

         2.3 AUTHORIZATION AND VALIDITY OF THIS AGREEMENT. The execution, delivery and performance by the Company of this Agreement and the Transaction Documents are within the Company's corporate powers, have been duly authorized by all necessary corporate action, do not require from the Board of Directors or stockholders of the Company any consent or approval that has not been validly and lawfully obtained, require no authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality of government, do not and will not violate or contravene, in any material respects, (i) any provision of law; (ii) any rule or regulation of any agency or government, domestic or foreign; (iii) any order, writ, judgment, injunction, decree, determination or award; (iv) any provision of any agreement to which the Founder is a party; or (v) any provision of the Certificate of Incorporation or Bylaws of the Company, do not and will not, in any material respects, violate or be in conflict with, result in a breach of or constitute (with or without notice or lapse of time or both) a default under, or result in the termination of, or accelerate the performance required by (or give any party any right to terminate or accelerate upon notice or lapse of time or both), any indenture, license, franchise, loan or credit agreement, note, deed of trust, mortgage, security agreement or other agreement, lease or instrument, commitment or arrangement to which the Company or the Founder is a party, or by which the Company or the Founder or any of their respective properties, assets or rights is bound or affected, do not and will not result in the creation or imposition of any lien or other security interest and do not and will not require the consent,




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approval or authorization of any other party to agreements, licenses, leases, sales orders, permits, franchises, rights and other obligations of the Company or the Founder.

         2.4 BINDING OBLIGATION. This Agreement and the Transaction Documents and all other agreements and instruments entered into by the Company in connection herewith constitute the legal, valid and binding obligations of the Company and are enforceable against the Company in accordance with their respective terms, except as such enforcement is limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally.

         2.5 NO BROKERS OR FINDERS. No person or entity has or will have, as a result of the transactions contemplated herein, any right or valid claim against Investor or the Company for any commission, fee or other compensation as a finder or broker, or in any similar capacity.

         2.6 AGREEMENTS. Except as disclosed on Schedule 2.6 hereto, the Company is not a party to or bound by any written or oral agreement involving a payment in excess of $25,000 during any 12-month period of time. Except as set forth on
Schedule 2.6, the Company has not (i) made commitments relating to the acquisition by the Company of any operating business or the capital stock of any other person or entity; (ii) made commitments under which the Company agrees to indemnify any person or entity other than in the ordinary course of business;
(iii) made commitments relating to any governmental or regulatory authority;
(iv) made material commitments with agents, sales representatives and consultants to the Business; (v) made commitments relating to outstanding letters of credit or performance bonds or creating any obligation or liability as guarantor, surety, co-signer, endorser, co-maker, indemnitor or otherwise in respect of the obligation, of any person or entity, except as endorser or maker of checks or letters of credit endorsed or made in the ordinary course of business; and (vi) made any commitments which relate to or affect the Business or any of the assets or properties of the Company in any way that is material to the Business.

         2.7 LITIGATION. Except as set forth on Schedule 2.7 hereto, there is no legal action, suit, arbitration or other legal, administrative or other governmental investigation, inquiry or proceeding (whether federal, state, local or foreign) pending or, to the Knowledge of the Company and the Founder, threatened against or affecting the Company or the Founder or their respective properties or assets or the Business. After reasonable investigation, the Company and the Founder are not aware of any fact which might result in or form the basis for any such action, suit, arbitration, investigation, inquiry or other proceeding. Neither the Company (including, without limitation, the Company's properties and assets) nor the Founder is subject to any order, writ, judgment, injunction, decree, determination or award of any court or of any governmental agency or instrumentality (federal, state, local or foreign).

         2.8 DISCLOSURE. No representation or warranty contained in this Agreement, the Transaction Documents or information appearing in any writing furnished by the Company or the Founder to Investor pursuant hereto or in connection with the investment made by Investor hereunder contains any untrue statement of material fact or omits to state a material fact necessary to make the statements herein or therein not misleading.

         2.9 CAPITALIZATION OF THE COMPANY. The authorized capital stock of the Company consists of 25,000,000 shares of Common Stock, par value $.01 per share, and 50,000,000 shares of undesignated Preferred Stock, par value $.01 per share, of which 10,500,000 shares of Common




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Stock, 100 shares of Series B Junior Preferred Stock and no other shares of
Preferred Stock are issued and outstanding. Immediately following the completion of the transaction contemplated hereunder, the Securities shall represent the percentage of the Company's outstanding capital stock on a fully-diluted basis as set forth on Schedule 2.9. Except as described on Schedule 2.9 or as contemplated by the Registration Rights Agreement, there are no warrants, options, subscriptions or other rights or preferences (including conversion or preemptive rights) outstanding to acquire capital stock of the Company, or notes, securities or other instruments convertible into or exchangeable for capital stock of the Company, nor any agreements or understandings with respect to the issuance thereof or the registration thereof under the Securities Act. Included on Schedule 2.9 is a list of optionees, the number of vested and unvested options held by each optionee, date of grant, vesting dates and exercise prices.

         2.10 DULY ISSUED. Upon issuance and delivery to Investor of the Securities against payment of the Purchase Price therefor pursuant to this Agreement, such shares will be validly issued, fully paid and non-assessable, and will vest in Investor legal and valid title to the Securities, free and clear of all Encumbrances.

         2.11 CAPACITY OF FOUNDER; BINDING OBLIGATION. The Founder has all requisite power, authority and capacity to enter into this Agreement, the Transaction Documents and all other agreements and instruments entered into by Founder in connection herewith and to perform the obligations required to be performed by him hereunder and thereunder. This Agreement, the Transaction Documents and all other agreements and instruments entered into by the Founder in connection herewith have been duly executed and delivered by, and constitute the valid and legally binding obligation of the Founder enforceable against the Founder in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency and similar laws affecting creditors' rights generally.

         2.12 SUBSIDIARIES. Except as described on Schedule 2.12, the Company has no subsidiaries and does not, directly or indirectly, own any interest in any corporation, partnership, firm or other business entity.

         2.13 PROJECTIONS. Attached to this Agreement as Schedule 2.13 are the Projections. The Projections were prepared in good faith and fairly forecast the Company's future operating results for the periods described therein and contain no untrue statement of material fact or omit to state a material fact necessary to make the assumptions and statements presented therein not misleading.

         2.14 EMPLOYEES AND EMPLOYEE BENEFIT PLANS. (a) Schedule 2.14 hereto contains a complete list of the names and current annual or hourly cash compensation and other material benefits, with respect to each employee of the Company, and any employment contracts, employee confidentiality agreements and employee non-compete agreements to which the Company is a party. No labor organization, collective bargaining representative or group represents or claims to represent any of the Company's present employees and the Company and its subsidiaries have no collective bargaining or employment or other similar agreements with any employees of the Company. With respect to employees of the Company, (i) there is no waiver, strike, dispute or work stoppage, slow down, or lockout actually pending or, to the Knowledge of the Company and the Founder, threatened against or affecting the Company; (ii) no union organizational campaign is in progress and no question concerning representation exists; (iii) the Company is in compliance, in all material respects, with all applicable laws respecting employment and employment practices, term



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and conditions of employment and wages and hours, and is not engaged in any unfair labor practice; (iv) there is no unfair labor practice charge or complaint against the Company pending or, to the Knowledge of the Company and the Founder, threatened against the Company before the National Labor Relations Board; (v) there are no pending or, to the Knowledge of the Company and the Founder, threatened grievances against the Company involving its employees; and
(vi) (A) no charges with respect to or relating to the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices and (B) the Company has received no notice of the intent of any federal, state or local agency responsible for the enforcement of labor or employment laws to conduct an investigation with respect to or relating to the Company and, to the Knowledge of the Company and the Founder, no such investigation is in progress. To the Knowledge of the Company, no sexual harassment has occurred or is occurring and no hostile work environment has been created by any current or past employee of the Company.

               (b) The Company has made available to Investor, or has caused to be provided to Investor, current, accurate and complete copies of all documents embodying or relating to each Company benefit plan and each employee agreement, including all amendments thereto, and trust or funding agreements with respect thereto.

               (c) Neither the Company nor any ERISA affiliate presently sponsors, maintains or contributes to, nor has the Company nor any ERISA affiliate ever sponsored, maintained, contributed to, or been required to contribute to, a pension plan which is subject to Title IV of ERISA.

               (d) Neither the Company nor any ERISA affiliate (i) maintains or contributes to any Company benefit plan which provides, or has any liability to provide, life insurance, medical, severance or other employee welfare benefits to any employee upon his retirement or termination of employment, except as may be required by Section 4980B of the Internal Revenue Code; or (ii) except with respect to the Employment Agreement being entered into by and between the Company and the Founder on the date hereof, has ever represented, promised or contracted (whether in oral or written form) to any employee (either individually or to employees as a group) that such employee would be provided with life insurance, medical, severance or other employee welfare benefits upon his retirement or termination of employment, except to the extent required by
Section 4980B of the Internal Revenue Code.

         2.15 TITLE TO ASSETS AND ENCUMBRANCES. The Company has good and indefeasible title to its assets, subject to no Encumbrances, except Encumbrances disclosed on Schedule 2.15 hereto.




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         2.16 COMPLIANCE WITH LAWS AND OTHER INSTRUMENTS. Except as set forth on
Schedule 2.16, the Company is in compliance and has in the past complied in all respects with all existing applicable foreign and domestic laws, rules, regulations, ordinances, orders, judgments and decrees now or hereafter applicable to the Business or its assets, except for any non-compliance which would not have a material adverse effect on the Company, its financial condition or results of operations. Neither the ownership nor use of the Company's properties nor the conduct of the Business conflicts with the rights of any other person, firm or corporation or violates, or with or without the giving of notice or the passage of time, or both, will violate, conflict with or result in a default, right to accelerate or loss of rights under, any terms or provisions of the Company's Certificate of Incorporation or Bylaws as presently in effect, or any Encumbrance, lease, license, agreement, understanding, law, ordinance, rule or regulation, or any order, judgment or decree to which the Company or the Founder is a party or by which either of them may be bound or affected, except for such ownership, use or conduct which would not have a material adverse effect. Except as set forth on Schedule 2.16, the Company has no Knowledge of any currently proposed foreign, federal or state laws, rules, regulations, ordinances, orders, judgments, decrees, governmental takings, condemnations or other proceedings which would be applicable to the Business or the Company's assets, which might materially adversely affect the Company, its financial condition or results of operations. Except as set forth on Schedule 2.16 hereto, there is no outstanding order of restraint, no outstanding or, to the Company's and the Founder's Knowledge, threatened order, writ, injunction or decree of any foreign or domestic court, governmental agency, arbitration tribunal or environmental claim against the Company or the Founder affecting, involving or relating to the Business or their respective assets. The foregoing shall be deemed to include, but not be limited to, foreign and domestic laws and regulations relating to applicable patent, copyright and trademark laws, trade secret and unfair competition laws, and all other applicable foreign and domestic laws, including equal opportunity, wage and hour and other employment matters, and antitrust and trade regulation laws.

         2.17 DISCOVERIES. Except as disclosed on Schedules 2.17, none of the Founder, any employee or any consultant to the Company has developed any Discoveries, whether patentable or not, that relate to the Business but are not the property of the Company.

         2.18 COPYRIGHT. Except as disclosed on Schedule 2.18, none of the Founder, any employee or any consultant to the Company has created any original work of authorship fixed in any tangible medium of expression, which is the subject matter of copyright, including, without limitation, video tapes, written presentations, computer programs, drawings, models, manuals, brochures and the like that relate to the Business but are not the property of the Company.

         2.19 RELATED PARTY TRANSACTIONS. Except as disclosed on Schedule 2.19, no stockholder, director, officer or former stockholder, director of officer of the Company, or any affiliate of or any person related by blood or marriage to any such present or former stockholder, director or officer: (i) owns any property or right, tangible or intangible, which is used in the Business; (ii) has any claim or cause of action against the Company; or (iii) owes any money to the Company.

         2.20 INTELLECTUAL PROPERTY. (a) The Company owns all right, title and interest in, or possesses adequate licenses or other valid rights to use (without the making of any payment to others or the obligation to grant rights to others in exchange), free and clear of all Encumbrances, all Intellectual Property (as defined below) used in connection with the operation of the Business as currently conducted or, to the Knowledge of the Founder, proposed to be conducted. Each item of




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Intellectual Property owned or used by the Company immediately prior to the execution of this Agreement will be owned or available for use by the Company on identical terms and conditions immediately subsequent to the consummation of the transactions contemplated hereby. The Company has taken all necessary action to maintain and protect each item of Intellectual Property that the Company owns or uses.

               (b) The Company has not interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of any other person, and none of the directors and officers (and employees with responsibility for Intellectual Property matters) of the Company has ever received any charge, complaint, claim, demand or notice from any governmental entity or other person alleging any such interference, infringement, misappropriation or conflict (including any claim that the Company must license or refrain from using any Intellectual Property rights of any other person). To the Company's Knowledge, no person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Intellectual Property rights of the Company.

               (c) Schedule 2.20(c) identifies (i) each patent or patent registration which has been issued to the Company in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property; and
(ii) each pending patent application or application for patent registration which the Company has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions). The Company has delivered to Investor copies, which are correct and complete in all material respects, of all such patents, registrations and applications (as amended to date) and has made available to Investor copies, which are correct and complete in all material respects, of all other written documentation evidencing ownership and prosecution (if applicable) of each such item of Intellectual Property.

               (d) Schedule 2.20(d) identifies (i) each trademark or trademark registration which has been issued to the Company in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property; and
(ii) each pending trademark application or application for trademark registration which the Company has filed with respect to any item of Intellectual Property anywhere in the world (together with any exceptions). The Company has delivered to Investor copies, which are correct and complete in all material respects, of all such trademarks, registrations and applications (as amended to date), and has made available to Investor copies, which are correct and complete in all material respects, of all other written documentation evidencing ownership and prosecution (if applicable) of each such item of Intellectual Property. Schedule 2.20(d) also identifies each trade name or unregistered trademark used by the Company in connection with the Business.

               (e) Schedule 2.20(e) identifies (i) each copyright or copyright registration which has been issued to the Company in the United States and all jurisdictions worldwide with respect to any item of Intellectual Property; and
(ii) each pending copyright application or application for copyright registration which the Company has filed with respect to any item of Intellectual Property (together with any exceptions). The Company has delivered to Investor copies, which are correct and complete in all material respects, of all such copyrights, registrations and applications (as amended to date), and has made available to Investor copies, which are correct and complete in all material respects, of all other written documentation evidencing ownership and prosecution (if applicable) of each such item of Intellectual Property.



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               (f) Schedule 2.20(f) identifies each license, agreement or other permission which the Company has granted to any other person with respect to any item of Intellectual Property in the United States and any jurisdictions worldwide. The Company has delivered to Investor copies, which are correct and complete in all material respects, of all such licenses, agreements and other permissions (as amended to date) and has made available to Investor copies, which are correct and complete in all material respects of all written documentation evidencing the legality, validity and enforceability of each such license, agreement and other permission (if applicable). With respect to each item of Intellectual Property required to be identified on Schedule 2.20(f):

                  (i) the Company owns all right, title and interest in and to such item, free and clear of any Encumbrance;

                  (ii) such item is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (iii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand is pending or, to the Company's Knowledge, threatened, which challenges the legality, validity, enforceability, use or ownership of such item;

                  (iv) the Company has not agreed to indemnify any person for or against any interference, infringement, misappropriation or other conflict with respect to such item;

                  (v) all licenses, agreements and other permissions pertaining to such item and all other rights to which the Company is entitled with respect thereto are in compliance in all material respects with all applicable laws in all jurisdictions worldwide, including those pertaining to remittance of foreign exchange and taxes; and

                  (vi) the Company has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale or transfer of, or granted any Encumbrance on, such item other than licenses granted in the ordinary course of business consistent with past practice (and each such license has been identified on Schedule 2.20(f)); nor has the Company granted any release, covenant not to sue or other non-assertion assurance to any person with respect to such item which could reasonably be expected to have a material adverse effect on the aggregate value of the Intellectual Property.

               (g) Schedule 2.20(g) identifies each item of Intellectual Property that any person (other than the Company) owns and that the Company uses pursuant to any license, sublicense, agreement or permission. The Company has delivered to Investor copies, which are correct and complete in all material respects, of all such licenses, sublicenses, agreements and other permissions (as amended to date). With respect to each item of Intellectual Property required to be identified on Schedule 2.20(g):

                  (i) the license, sublicense, agreement or other permission covering such item is legal, valid, binding, enforceable and in full force and effect;

                  (ii) such license, sublicense, agreement or other permission will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms following the consummation of the transactions contemplated hereby;





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                  (iii) the Company is not and, to the Company's knowledge, no third party to such license, sublicense, agreement or other permission is in breach or default thereof, and, to the Company's knowledge, no event has occurred which with the giving of notice or the lapse of time or both would constitute such a breach or default thereof or permit termination, modification or acceleration thereunder;

                  (iv) no party to such license, sublicense, agreement or other permission has repudiated any material provision thereof;

                  (v) with respect to each such sublicense, the representations and warranties set forth in clauses (i) through (iv) above are true and correct in all material respects with respect to the underlying license;

                  (vi) the underlying item of Intellectual Property is not subject to any outstanding injunction, judgment, order, decree, ruling or charge;

                  (vii) no action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand is pending or, to the Company's Knowledge, threatened which challenges the legality, validity or enforceability of the underlying item of Intellectual Property; and

                  (viii) the Company has not granted any sublicense or similar right with respect to the underlying license, sublicense, agreement or other permission.

               (h) To the Company's Knowledge, the continued operation of the Business as currently conducted, and as proposed to be conducted, does not and will not interfere with, infringe upon, misappropriate or otherwise come into conflict with, any Intellectual Property rights of any person.

               (i) The Company has no Knowledge of any new products, inventions, procedures, or methods of manufacturing or processing that any competitors or other persons have developed which reasonably could be expected to supersede or make obsolete any product or process of the Company with respect to the Business.

         For purposes of this Agreement, the term "Intellectual Property" means
(i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications and patent disclosures, together with all reissues, continuations, continuations-in-part, divisionals, revisions, utility models, extensions and reexaminations thereof; (ii) all trademarks, service marks, trade dress, logos, trade names and corporate names, together with all translations, adaptations, derivations and combinations thereof and including all goodwill associated therewith, and all applications, registrations and renewals in connection therewith; (iii) all copyrightable works, all copyrights and all applications, registrations, renewals and derivatives in connection therewith; (iv) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals); (v) all computer software (including data and related documentation); (vi) all other proprietary rights; (vii) all copies and tangible embodiments thereof (in whatever form or medium); and (viii) all licenses or agreements in connection with the foregoing, in each case on a worldwide basis and used or useful in the Business.

         2.21 PERMITS. Schedule 2.21 sets forth a list of all material permits issued to or held by the Company. To the Company's Knowledge, such listed permits are the only permits that are required for the Company to conduct its Business as presently conducted. Each such permit is in full force and effect and, to the Company's Knowledge, no suspension or cancellation of such permit is threatened and there is no basis for believing that such permit will not be renewable upon expiration. No such permit will expire or terminate as a result of the transaction contemplated herein.

         2.22 RESTRICTIONS ON BUSINESS. Other than as set forth on Schedule 2.22, the Company and its affiliates are not restricted by agreement from carrying on its Business anywhere in the world.

         2.23 ABSENCE OF CERTAIN COMMERCIAL PRACTICES. Neither the Company nor, to the Company's Knowledge, any person acting on behalf of it, has given or agreed to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person who is or may be in a position to help, hinder or assist the Company or the person giving such gift or benefit in connection with any actual or proposed transaction relating to the Business, which gifts or similar benefits (other than entertainment expenses provided in the ordinary and normal course of business in accordance with applicable law) would individually or in the aggregate subject the Company or any officer, director, employee or agent of the Company, to any fine, penalty, cost or expense or to any criminal sanctions. No such gift or benefit is required in connection with the operations of the Company and the Business to avoid any penalty, cost, expense or material adverse change in the financial condition, results of operations, business or prospects of the Company.

         2.24 CONDITION OF ASSETS. The assets of the Company are in good operating condition and repair, reasonable wear and tear excepted, are reasonably fit and usable for the purposes for which they are being used and for purposes of achieving the Projections, and conform in all material respects to all applicable ordinances, regulations and laws.

         2.25 FINANCIAL STATEMENTS. Attached to this Agreement as Schedule 2.25 are the following financial statements: (i) the consolidated balance sheet and the related statement of operations and statement of cash flows for the Company (or its predecessor) for the 12-month period ended December 31, 1998; (ii) the consolidated balance sheet and the related statement of operations and statement of cash flows for the Company (or its predecessor) for the 12-month period ended December 31, 1999; and (iii) the consolidated balance sheet and the related statement of operations and statement of cash flows for the Company (or its predecessor) for the 6-month period ended June 30, 2000. Each of the foregoing unaudited financial statements, including in all cases the notes thereto, are in all material respects in accordance with the books and records of the Company (which, in turn are accurate and complete in all material respects), have been prepared in accordance with GAAP (and lack footnotes and other presentation items) consistently applied over the periods covered thereby, and fairly present the financial condition of the Company (or its predecessor) as of the date thereof and for the period covered thereby. Other than liabilities which have arisen since June 30, 2000 in the ordinary course of the business of the Company or except as disclosed on Schedule 2.26, the Company has not incurred any material obligation or liability of any nature, whether absolute, accrued, contingent or otherwise, required to be set forth, or reserved against, on a balance sheet under GAAP which is not reflected on the June 30, 2000 balance sheet.

Since June 30, 2000, the Company has not suffered any event which had or could have a material adverse effect on the Company, its financial condition or results of operations.

         2.26 TAX MATTERS. Except as disclosed on Schedule 2.26 hereto, the Company has (A) timely filed all tax returns that are required to have been filed by it with all appropriate foreign, federal, state and local governmental agencies (and all such returns are true and correct in all material respects) and has paid all foreign, federal, state and local taxes with respect to the periods covered by such returns except such amounts which are being contested in good faith and for which adequate reserves have been set aside; (B) timely paid all taxes owed by it or which it is obligated to withhold from amounts owing to any employee (including, without limitation, social security taxes), creditor or third party except such amounts which are being contested in good faith and for which adequate reserves have been set aside; and (C) not waived any statute of limitations with respect to taxes or agreed to any extension of time with respect to a tax assessment or deficiency. There is no pending dispute with any taxing authority relating to any of said returns which if determined adversely to the Company would result in the assertion by any taxing authority of any valid deficiency for taxes, and except as set forth on Schedule 2.27, neither the Company nor the Founder has any Knowledge of any liability for any taxes for which the Company has not made an adequate reserve on the June 30, 2000 balance sheet.

         2.27 BOOKS AND RECORDS. The Company maintains its books, records and accounts in accordance with good business practice and in sufficient detail to reflect accurately and fairly the transactions and condition of the Company.

         2.28 SUPPLIERS AND CUSTOMERS. Listed on Schedule 2.28 is a list of the names and addresses of the 10 largest customers and all other customers that represent collectively 75% of the Company's revenues (projected or historical) and the 10 largest suppliers (measured, in each case, by dollar volume) of the Business and the percentage of the Business which each such customer or supplier represented during the fiscal years ended June 30, 1999 and June 30, 2000. Such list discloses any actual or threatened termination, cancellation or limitation of, or any modification or change in, the business relationship of the Company with any customer or group of customers identified on such list. There currently exists no condition, event or state of facts or circumstances involving customers, suppliers or sales representatives of which the Company has Knowledge or can now reasonably foresee which would have a material adverse effect on the condition of the Business or prevent the conduct of the Business after the consummation of the transactions contemplated by this Agreement in substantially the same manner in which it is currently conducted or proposed to be conducted.

         2.29 REPRESENTATIONS NOT WAIVED. The representations and warranties of the Company and the Founder contained herein will not be affected or deemed waived by reason of any investigation made by or on behalf of Investor or its representatives or agents or by reason of the fact that Investor or its representatives or agents knew or should have known that any such representation or warranty is or might be inaccurate in any respect.

         2.30 SALARY. From its inception until the date hereof, the Company did not make any salary or bonus payments of any type (excluding car and parking allowance and expense reimbursement) to the Founder, except in accordance with his Employment Agreement with the Company.

                                  ARTICLE III.
                   REPRESENTATIONS AND WARRANTIES OF INVESTOR

         Investor represents and warrants to the Company the following:

         3.1 AUTHORIZATION. This Agreement has, and each other agreement required to be entered into by the Company pursuant to the terms and conditions hereof, when executed and delivered by Investor will have been duly authorized, executed and delivered by and on behalf of Investor and will constitute the valid and binding agreement of Investor, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally.

         3.2 SECURITIES NOT REGISTERED. Investor is acquiring the Securities for its own account and not with a view to, or for resale in connection with, any distribution thereof in violation of applicable securities laws, except as contemplated by the registration rights granted to Investor in the Registration Rights Agreement. Investor has been advised that the Securities have not been registered under the Securities Act, or applicable state securities laws and that they must be held indefinitely unless the offer and sale thereof are subsequently registered under the Securities Act and any other applicable state securities laws or an exemption from such registration is available. Investor acknowledges and agrees that the instruments representing the Securities will bear a restrictive legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAW AND THEY MAY NOT BE OFFERED FOR SALE OR SOLD IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT THEREUNDER OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

and that such instruments will bear such restrictive or other legends as are required by applicable state laws.

         3.3 ACCESS TO INFORMATION. Investor has had an opportunity to review the books and records of the Company made available to Investor, including financial records, forecasts and projections, organizational documents, agreements with employees, option agreements, stock records and agreements with vendors, prospective customers and strategic partners. The Company has made available to Investor the opportunity to ask questions of and to receive answers from the Company's officers, directors and other authorized representatives concerning the Company and its business and prospects and Investor has been permitted to have access to all information which it has requested in order to evaluate the merits and risks of the purchase of the Securities hereunder.

         3.4 INVESTMENT EXPERIENCE. Investor (a) has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the purchase of the Securities; and (b) is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act.

         3.5 NO BROKERS OR FINDERS. Investor has incurred no liability for commissions or other fees to any finder or broker in connection with the transactions contemplated by this Agreement.

                                   ARTICLE IV.
                     DOCUMENTS DELIVERED WITH THIS AGREEMENT

         In addition to the payment of the Purchase Price and the delivery of the certificate(s) representing the Securities to Investor, the following documents shall be delivered in connection with the execution of this Agreement:

                  (a) the Company shall deliver a certificate from the Secretary of State of the State of Delaware evidencing the filing of the Amendment to its Certificate of Incorporation in the form attached hereto as Exhibit 1;

                  (b) the Company and the Founder will deliver copies of the Employment Agreement signed by the Founder and the Company in the form attached hereto as Exhibit 2;

                  (c) the Company's and Founder's counsel shall deliver to Investor an opinion in substantially the form attached hereto as
         Exhibit 3;

                  (d) Investor and the Company shall execute and deliver the Registration Rights Agreement attached hereto as Exhibit 4;

                  (e) Investor, the Company and the Founder shall execute and deliver the Investor Rights Agreement attached hereto as Exhibit 5;

                  (f) the Company shall deliver evidence of its Board of Directors' approval of the transactions contemplated herein and evidence of the adoption of the Amended Certificate of Incorporation and Amended and Restated Bylaws, all in form and substance reasonably acceptable to the Investor and all certified as true and correct by the Secretary of the Company;

                  (g) the Company shall deliver a Certificate of Good Standing (tax and corporate) issued by the Secretary of State of the State of Delaware and a Certificate of Authority issued by the Secretary of State of the State of Texas;

                  (h) the Company shall deliver a certificate from the Company's Secretary certifying the incumbency of the officers of the Company;

                  (i) the Company shall deliver any amendments and updates to its Certificate of Incorporation and Bylaws; and

                  (j) appropriate employees will assign inventions to the Company and execute confidentiality agreements in favor of the Company in a form reasonably acceptable to Investor.

                                   ARTICLE V.
                                 INDEMNIFICATION

         5.1 INDEMNIFICATION FOR BREACHES. (a) The Company and the Founder shall jointly and severally indemnify and hold harmless Investor (including its officers, directors, agents, attorneys and employees), against all Damages incurred by the indemnified party or parties as a result of or in connection with any claim arising out of (i) any inaccuracy in or the breach by the Founder or the Company of any representation, warranty or covenant contained in this Agreement or in any other agreement entered into pursuant to the terms and conditions of this Agreement (including, without limitation, the Transaction Documents); (ii) the operation of the Business prior to the date hereof; (iii) employee related claims relating to events that occurred prior to the date hereof; and (iv) any liability of the Company for taxes.

               (b) Investor shall indemnify and hold harmless the Company (including its officers, directors, agents, attorneys and employees) against all Damages incurred by the Company in connection with any inaccuracy in or breach by Investor of any representation or warranty of Investor under Article III of this Agreement.

         5.2 ASSUMPTION OF DEFENSE. If any action or claim shall be brought or asserted by a third party against an indemnified party in respect of which indemnity may be sought from an indemnifying party, the indemnified party shall promptly notify the indemnifying party in writing (but the omission to notify the indemnifying party shall not release such person from any liability which it may have to the indemnified party, except to the extent that such failure materially prejudices the rights of the indemnifying party) and the indemnifying party shall assume the defense thereof (the legal counsel of the indemnifying party must be reasonably acceptable to the indemnified party), and the payment by the indemnifying party of all reasonable expenses. The indemnified party shall have the right to employ separate counsel in any such action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party, unless (a) the employment thereof has been specifically authorized in writing by the indemnifying party;
(b) the indemnifying party has failed to assume the defense and employ counsel; or (c) the named parties to such action include both the indemnifying party and the indemnified party, and the indemnified party shall have been advised in good faith by its counsel that the representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them, in which case the fees of counsel for the indemnified party shall be paid by the indemnifying party. In such events, the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party. The indemnifying party shall not, in connection with any one such action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the reasonable fees and expenses of more than one separate firm of attorneys at any time for the indemnified party, which firm shall be designated by the indemnified party in writing. The indemnifying party shall not be liable for any settlement of any such action effected without its written consent, but if any such action is settled with the indemnifying party's written consent, or if there shall be a final judgment for the plaintiff in any such action, the indemnifying party shall indemnify and hold harmless the indemnified party from and against any Damages arising from such settlement or judgment.

         5.3 PAYMENT OF DAMAGES. Any Damages for which an indemnified party is entitled to indemnification under this Article V shall be paid by the indemnifying party to the indemnified party as such Damages are incurred; provided, however, if it is determined by final, non-appealable, judicial order that such party was not entitled to indemnification, the indemnified party shall within thirty (30) days of such determination reimburse the indemnifying party for the Damages paid as incurred.

                                   ARTICLE VI.
                                  MISCELLANEOUS

         6.1 EXPENSES. The parties shall pay their own expenses and the fees and expenses of counsel, accountants or other experts incident to the negotiation, preparation, execution, consummation and performance of this Agreement and the transactions contemplated hereby; provided, however, the Company shall pay Investor's reasonable legal expenses (and other reasonable costs and expenses incurred by Investor in connection with the transactions contemplated herein) up to a maximum aggregate amount of $42,500; provided, however, that the Company shall only be obligated to pay Investor's costs and expenses if Investor makes delivery and payment of all amounts in Section 1.3 herein.

         6.2 NOTICES TO PARTIES. Any notice necessary under this Agreement shall be in writing and shall be considered delivered three days after the mailing is sent certified mail, return receipt requested, or when received, if sent by telecopy, prepaid courier, express mail or personal delivery to the following addresses:

             (a)  If to the Company:

                            Hencie, Inc.
                            13155 Noel Road, 10th Floor
                            Dallas, Texas 75240
                            Attention:  Adil Khan
                            Fax:  (972) 720-3501

                  With a copy to (which shall not constitute notice):

                            Jenkens & Gilchrist,
                            a Professional Corporation
                            1445 Ross Avenue
                            Suite 3200
                            Dallas, Texas 75202
                            Attention:  Ronald J. Frappier, Esq.
                            Fax:  (214) 855-4300

             (b)  If to the Founder:

                            Adil Khan
                            13155 Noel Road, 10th Floor
                            Dallas, Texas 75240
                            Fax:  (972) 720-3501

             (c)  If to Investor:

                            Edge Technology Group, Inc.
                            901 Yamato Road, Suite 175
                            Boca Raton, Florida 33431
                            Fax:  (561) 750-7299
                            Attention:  Pierre Koshakji

                  With a copy to (which copy shall not constitute notice):

                            Locke Liddell & Sapp LLP
                            2200 Ross Avenue
                            Suite 2200
                            Dallas, Texas 75201
                            Fax: (214) 740-8800
                            Attention:  Whit Roberts, Esq.

         6.3 WAIVER AND AMENDMENT. No amendment or waiver of any provision of this Agreement, nor consent to any departure therefrom, shall be effective unless the same shall be in writing and signed by each party hereto, and then such waiver or consent shall be effective only in a specific instance and for the specific purpose for which it is given. No failure on the part of a party hereto to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement are cumulative and not exclusive of any remedies provided by law.

         6.4 PRIOR AGREEMENTS SUPERSEDED. Except as set forth in this Agreement, this Agreement and the agreements contemplated to be entered into in connection herewith constitute the entire agreement between the parties with respect to the subject matter hereof and thereof and supersede any and all prior written or oral agreements and understandings with respect to the matters covered hereby.

         6.5 BINDING EFFECT; ASSIGNABILITY. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement shall not be assigned (i) by the Company or the Founder without Investor's prior written consent; or (ii) by Investor without the Company's and the Founder's prior written consent.

         6.6 GOVERNING LAW. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICT OF LAWS.

         6.7 HEADINGS, GENDER, ETC. The headings used in this Agreement have been inserted for convenience only and do not constitute matters to be construed or interpreted in connection with this Agreement. Unless the context of this Agreement otherwise requires, (a) words of any gender shall be deemed to include each other gender; (b) words using the singular or plural number shall also include the plural or singular number, respectively; and (c) the terms "hereof," "herein," "hereby," "hereto" and derivative or similar words shall refer to this entire Agreement.

         6.8 ATTORNEYS' FEES. The prevailing party in any legal proceedings brought by or against the other party to enforce any provision of this Agreement shall be entitled to recover its reasonable attorneys' fees, court or arbitration costs and other expenses incurred by it against the non-prevailing party.

         6.9 COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall constitute one and the same original.

         6.10 SEVERABILITY AND REFORMATION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 6.10.

         6.11 MEDIATION. In the event of a dispute hereunder that cannot be resolved by the parties to such dispute among themselves, the parties shall thereafter attempt in good faith to resolve such dispute by confidential nonbinding mediation. The mediation shall be initiated upon written request by any party to the others. Within thirty (30) days of such written request, the parties shall jointly select an individual to serve as the mediator of any dispute if willing or able to do so, and a second individual to serve as the backup mediator. If neither of them is willing or able to serve, or if the parties cannot agree on a single mediator, then the parties shall, within ten
(10) days after written request by either party, request that the American Arbitration Association ("AAA") name four (4) qualified mediators. Within five
(5) business days of receipt of the AAA list, each party to the dispute shall notify the others of a name it wishes to delete from the list. The mediator shall be the individual on the list not so deleted. If any party fails to notify the other of the mediator it intends to delete within the time specified, the other party or parties shall select the mediator from the AAA list. Should any parties to the dispute delete the same name or if more than one name remains after the parties have deleted a name in accordance with this Section, then the party who served notice to the other party of the dispute shall select the mediator from the remaining names. The mediator so selected shall not be a person who has previously acted in any capacity for either party and shall be an attorney who has at least ten (10) years of experience in private equity investment transactions. The single mediator, once selected, shall be used for all disputes until unable or unwilling to serve in which event the AAA list selection process shall be repeated. Unless otherwise agreed, the mediation shall take place in Dallas County, Texas, within thirty (30) days after the written request is delivered to the nonrequesting party, or the mediator is selected, if later. The parties shall submit to the mediator all written, documentary and other evidence and such oral testimony as determined by the mediator to be necessary for a proper resolution of the dispute. The parties shall also meet promptly and shall use good faith efforts to resolve the dispute when and as requested by the mediator. The costs of mediation, including without limitation the mediator's fees, shall be paid equally by each party, provided that each party shall bear its own attorney's fees with respect to such mediation.

         6.12 PUBLIC STATEMENTS. All press releases or public announcements regarding the Company and Investor must be pre-approved by the Company and Investor.

         6.13 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All representations and warranties made by the parties shall survive the consummation of the transactions contemplated hereby and shall remain effective and enforceable until claims based thereon shall have been barred by the applicable statutes of limitation.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the day and year first above written.

COMPANY:                                 INVESTOR:

HENCIE, INC.,                            EDGE TECHNOLOGY GROUP, INC.,
a Delaware corporation                   a Delaware corporation


By: /s/ Adil Khan                        By: /s/ Pierre Koshakji
    --------------------                    -----------------------------------
    Adil Khan                               Name: Pierre Koshakji
    President                                    ------------------------------
                                            Title: Chief Executive Officer and
                                                   President
                                                  -----------------------------


                                         FOUNDER:

                                         ADIL KHAN

                                         /s/ Adil Khan
                                         --------------------------------------
                                         Adil Khan

                                   APPENDIX A
                                   DEFINITIONS

"AGREEMENT" means the Investment Agreement to which this Appendix A is attached.

"APPROVED USES" means the use by the Company of the capital invested by Investor to increase market presence, increase client base, develop infrastructure and technology, repay certain agreed upon indebtedness and for working capital purposes.

"BUSINESS" means the sale, marketing, development, enhancement and design of software, hardware and information delivery products and any and all related activities.

"COMMON STOCK" means the Company's common stock, $.01 par value per share.

"COMPANY" means Hencie, Inc., a Delaware corporation; provided however that with respect to any representations and warranties that refer to the Company herein, "Company" shall mean Hencie, Inc., a Delaware corporation and any subsidiaries and predecessors of Hencie, Inc.

"DAMAGES" means all damages, losses, costs, expenses (including reasonable attorneys' and accountants' fees), obligations, claims or liabilities.

"DISCOVERIES" means ideas, concepts, inventions, improvements and discoveries which would be considered trade secrets or intellectual property.

"ENCUMBRANCES" means all liens, security interests, restrictions, options, proxies, voting trusts or other encumbrances.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"GAAP" means United States generally accepted accounting principles applied consistently.

"INTELLECTUAL PROPERTY" shall have the meaning set forth in Section 2.20 of the Agreement.

"INTERNAL REVENUE CODE" means the Internal Revenue Code of 1986, as amended.

"INVESTOR" means Edge Systems Technology, Inc.,  a Delaware corporation.

"INVESTOR RIGHTS AGREEMENT" means that certain Investor Rights Agreement of even date with the Agreement, entered into by and among the parties to the Agreement.

"KNOWLEDGE" means: (a) as to the Company, (i) any knowledge attributable to the Company or its affiliates based on its files, books and records, tax returns or any other written documentation, and (ii) based upon reasonable investigation and due inquiry of such employees, officers, directors and affiliates, the actual personal knowledge of any of the employees, officers and directors of the Company or any affiliate; and (b) as to the Founder, his actual personal knowledge.

"PROJECTIONS" means the projections relating to the future operating results of the Company previously provided by the Company and the Founder to Investor, which are attached to the Agreement as Schedule 2.13.

"PURCHASE PRICE" means, in the aggregate, $2,800,000 cash.

"REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement of even date with the Agreement entered into by and between the Company and Investor.

"SECURITIES" means the Series A Preferred to be issued to the Investor under the terms of this Agreement.

"SECURITIES ACT" means the Securities Act of 1933, as amended.

"SERIES A PREFERRED" means the Company's Series A Convertible Preferred Stock, $.01 par value per share.

"SYSTEM" means each item of hardware, software and firmware owned or used by the Company.

"TRANSACTION DOCUMENTS" means the documents listed in Section 4.1 of the Agreement.

                                                                       EXHIBIT 1


                           CERTIFICATE OF DESIGNATION
                                       OF
                      SERIES A CONVERTIBLE PREFERRED STOCK
                                       OF
                                  HENCIE, INC.


         Pursuant to Section 151 of the Delaware General Corporation Law, Hencie, Inc., a Delaware corporation (the "Corporation"), submits the following certificate of designation for the purpose of establishing a series of shares of preferred stock and fixing and determining the designations, preferences, limitations and relative rights thereof.

         1. The name of the Corporation is Hencie, Inc.

         2. Attached hereto as Exhibit A is a copy of the resolutions establishing the Series A Convertible Preferred Stock of the Corporation and fixing and determining the designations, preferences, limitations and relative rights of such Series A Convertible Preferred Stock, which resolutions were duly adopted by all necessary corporate action on the part of the Corporation on September 15, 2000

                                                HENCIE, INC.,
                                                a Delaware corporation



                                                By: /s/ Adil Khan
                                                    ----------------------------
                                                    Adil Khan
                                                    President


September 15, 2000

                                    EXHIBIT A


         RESOLVED, that pursuant to the authority conferred upon the Board of Directors of the Corporation (the "Board") by the Certificate of Incorporation of the Corporation, there is hereby established a series of convertible preferred stock, consisting of an aggregate of 2,783,136 shares, to be designated as "Series A Convertible Preferred Stock" having the preferences, limitations and relative rights set forth below; and

         RESOLVED, that the proper officers of the Corporation are hereby authorized and directed to file a Certificate of Designation establishing the Series A Convertible Preferred Stock with the Delaware Secretary of State and that the Board is hereby authorized to issue shares of Series A Convertible Preferred Stock from time to time and for such consideration and on such terms as the Board shall determine.

         Section 1. Designation. There are hereby designated as the "Series A Convertible Preferred Stock" (the "Series A Convertible Preferred") 2,783,136 shares of the preferred stock, par value $.01 per share, of the Corporation (the "Preferred Stock").

         Section 2. Dividends. (a) Except as set forth below, holders of the outstanding Series A Convertible Preferred shall be entitled to receive, when and as declared by the Board, and out of any funds legally available therefor, cumulative dividends at the annual rate of eight percent (8%) of the Series A Liquidation Preference (as hereinafter defined) per share of Series A Convertible Preferred, payable quarterly in cash, on the last day of March, June, September and December of each year, commencing on September 30, 2000 (or the next succeeding business day). Dividends on the Series A Convertible Preferred shall accumulate and accrue on each share from September 30, 2000 and shall accrue from day to day thereafter, whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect to any previous or current quarterly dividend, at the applicable annual rate specified above, shall not have been paid or declared and a sum sufficient for the payment thereof set apart, the deficiency shall first be fully paid before any dividend or other distribution shall be paid or declared and set apart for the Junior Securities (as hereinafter defined). Any provision of this Section 2(a) to the contrary notwithstanding, in the event of the closing of a Qualified Public Offering (as hereinafter defined) on or prior to September 15, 2002, all accrued and unpaid dividends with respect to the Series A Convertible Preferred shall terminate.

               (b) Unless approved by the holders of a majority of the outstanding shares of Series A Convertible Preferred: (i) no dividend shall be paid or declared, and no distribution shall be made, on any Junior Securities; and (ii) no Junior Securities shall be purchased, redeemed or acquired by the Corporation and no monies shall be paid into or set aside or made available for a sinking fund for the purchase, redemption or acquisition thereof until all dividends declared or required to be declared on the Series A Convertible Preferred shall have been paid and set apart. As used herein, "Junior Securities" shall mean the Common Stock, par value $.01 per share, of the Corporation (the "Common Stock") and shares of all other series of capital stock issued from time to time by the Corporation other than any series of capital stock the terms of which expressly provide that the capital stock of such series rank senior to or on parity with the Series A Convertible Preferred with respect to dividend rights or distributions upon liquidation, dissolution or winding up of the Corporation.

         Section 3. Liquidation. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, then, before any distribution or payment shall be made to the holders of any Junior Securities, the holders of the Series A Convertible Preferred then outstanding shall be entitled to be paid out of the assets of the Corporation for distribution to its stockholders an amount in cash equal to $1.581 per share of Series A Convertible Preferred (the "Original Series A Convertible Preferred Liquidation Preference"), together with an amount in cash equal to all accrued and unpaid dividends thereon to the date fixed for liquidation, dissolution or winding up of the Corporation (collectively, with the Original Series A Convertible Preferred Liquidation Preference, the "Series A Liquidation Preference"). Until the holders of the Series A Convertible Preferred have been paid the Series A Liquidation Preference in full, no payment will be made to any holder of any Junior Securities upon the liquidation, dissolution or winding up of the Corporation. If, upon any such liquidation, dissolution or winding up of the Corporation, its net assets are insufficient to permit the payment in full of the amount as to which the holders of all outstanding shares of Series A Convertible Preferred are entitled herein, the entire net assets of the Corporation remaining shall be distributed among the holders of shares of Series A Convertible Preferred in amounts proportionate to the full preferential amount as to which they are entitled. After such payment shall have been made in full to the holders of the Series A Convertible Preferred, the remaining assets of the Corporation shall be divided and distributed among the holders of the Junior Securities then outstanding on a pro rata basis, assuming the Series A Convertible Preferred have been converted in full. Upon the request of the holders of a majority of the outstanding shares of the Series A Convertible Preferred, for purposes of this Section 3, a sale of all or substantially all of the assets of the Corporation or a merger in which the Corporation is not the surviving entity (and the holders of a majority of the voting securities of the Corporation before the merger do not own a majority of the voting securities in the combined entity) or a transaction or series of transactions in which a majority of the voting power in the Corporation is transferred shall be deemed a liquidation of the Corporation.

         Section 4. Voting Rights. (a) The holders of the Series A Convertible Preferred shall be entitled to vote on all matters voted on by holders of Common Stock as if their Series A Convertible Preferred had been converted in full. Except as provided below, and unless otherwise required by the Corporation's Certificate of Incorporation or Bylaws or the Delaware General Corporation Law, as amended, the holders of Series A Convertible Preferred and the holders of Common Stock shall vote on all such matters as a single class.

               (b) For so long as any shares of the originally issued Series A Convertible Preferred remain outstanding, the Board of Directors of the Company shall consist of five (5) directors, and the holders of the Series A Convertible Preferred shall have the right to elect one (1) member of the Board of Directors of the Company. Notwithstanding the preceding sentence, at any time, by majority vote, the Board of Directors of the Company may increase its size to seven (7) directors and appoint additional directors to fill the vacancies; provided, however, that, effective immediately upon any such increase, the holders of the Series A Convertible Preferred shall have the right to appoint or elect one (1) additional member of the Board of Directors of the Company (for a total of two
(2) members).

               (c) For so long as any shares of the originally issued Series A Convertible Preferred remain outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of a majority of the shares of the Series A Convertible Preferred outstanding at the time, given in person or by proxy, either in writing or at a meeting:

               (i) authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital stock ranking senior to or on a parity with the Series A Convertible Preferred as to dividends or upon liquidation, dissolution or winding up or reclassify any authorized capital stock of the Corporation into any such parity or senior stock, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such capital stock;

               (ii) amend, alter or repeal the provisions of the Certificate of Incorporation (including this Certificate of Designation establishing a series of shares), whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Convertible Preferred or the holders thereof;

               (iii) amend, alter or repeal the provisions of the Bylaws, whether by merger, consolidation or otherwise, so as to adversely affect any right, preference, privilege or voting power of the Series A Convertible Preferred or the holders thereof;

               (iv) merge or consolidate with another corporation or other business entity in which the Corporation is not the surviving entity (and the holders of a majority or the voting securities of the Corporation before the merger do not own a majority of the voting securities in the combined entity) or sell all or substantially all of its assets or enter into a transaction or series of transactions in which a majority of the voting power in the Corporation is transferred or recapitalize or reorganize the Corporation;

               (v) change or alter the nature of the Corporation's business as in effect on the date hereof;

               (vi) increase or decrease the authorized number of Series A Convertible Preferred Stock;

               (vii) pay or declare any dividend or make a distribution on the Common Stock or on any other Junior Securities;

               (viii) repurchase or redeem the Series A Convertible Preferred Stock (except as permitted herein) or Common Stock (other than buybacks from employees, directors, or consultants pursuant to agreements providing the Corporation with repurchase rights or obligations) or any other Junior Securities;

               (ix) change the number of directors constituting the Board of Directors from five (5) except in compliance with Section 4(b);

               (x) increase the number of shares of Common Stock available for issuances pursuant to the Corporation's employee benefit plans beyond twenty-five percent (25%); or

               (xi) alter or change in any manner and by any means any of the rights, preferences, privileges or voting powers of the Series A Convertible Preferred.

         Section 5 Conversion Rights. The holders of the Series A Convertible Preferred shall have the following rights with respect to the conversion of the Series A Convertible Preferred into shares of Common Stock:

               (a) Optional Conversion. Subject to and in compliance with the provisions of this Section 5, any shares of Series A Convertible Preferred may, at the option of the holder, be converted at any time into fully-paid and nonassessable shares of Common Stock. The number of shares of Common Stock to which a holder of Series A Convertible Preferred shall be entitled upon conversion shall be the product obtained by multiplying the applicable "Conversion Rate" then in effect (determined as provided in Section 5(b)) by the number of shares of Series A Convertible Preferred being converted.

               (b) Conversion Rate. The conversion rate in effect at any time for conversion of the Series A Convertible Preferred (the "Series A Conversion Rate") shall be the quotient obtained by dividing $1.581 (the "Original Issue Price") by the "Series A Conversion Price," calculated as provided in Section 5(c).

               (c) Conversion Price. The conversion price for the Series A Convertible Preferred (the "Series A Conversion Price") shall initially be the Original Issue Price of the Series A Convertible Preferred. Such initial Series A Conversion Price shall be adjusted from time to time in accordance with this
Section 5. All references to the Series A Conversion Price herein shall mean the Series A Conversion Price as so adjusted. The Series A Conversion Price shall be referred to as the "Conversion Price."

               (d) Sale of Shares Below Conversion Price.

               (i) If at any time or from time to time after the date that the first share of Series A Convertible Preferred is issued (the "Original Issue Date"), the Corporation issues or sells, or in accordance with this Section 5(d), is deemed to have issued or sold, Additional Shares of Common Stock (as hereinafter defined), other than as a dividend or other distribution on any class of stock as provided in Section 5(f) below, and other than a subdivision or combination of shares of Common Stock as provided in Section 5(e) below, for an Effective Price (as hereinafter defined) less than the then-effective Conversion Price, then the then-existing Conversion Price shall be reduced, as of the opening of business on the date of such issue or sale, to a price (calculated to the nearest cent) determined by multiplying such Conversion Price by a fraction (i) the numerator of which shall be (1) the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus (2) the number of shares of

Common Stock which the aggregate consideration received (as defined in subsection (d)(ii)) by the Corporation for the total number of Additional Shares of Common Stock so issued would purchase at such Conversion Price, and (ii) the denominator of which shall be the number of shares of Common Stock deemed outstanding (as defined below) immediately prior to such issue or sale plus the total number of Additional Shares of Common Stock so issued. For purposes of the preceding sentence, the number of shares of Common Stock deemed to be outstanding as of a given date shall be the sum of (A) the number of shares of Common Stock actually outstanding, (B) the number of shares of Common Stock into which the then outstanding shares of Series A Convertible Preferred could be converted if fully converted on the date immediately preceding the given date and (C) the number of shares of Common Stock which could be obtained through the exercise or conversion of all other rights, options and convertible securities on the date immediately preceding the given date.

               (ii) For the purpose of making any adjustment required under this
Section 5(d), the consideration received by the Corporation for any issue or sale of securities shall (A) to the extent it consists of cash, be computed at the net amount of cash received by the Corporation after deduction of any underwriting or similar commissions, compensation or concessions paid or allowed by the Corporation in connection with such issue or sale but without deduction of any expenses payable by the Corporation, (B) to the extent it consists of property other than cash, be computed at the fair value of that property as determined in good faith by the Board of Directors, and (C) if Additional Shares of Common Stock, Convertible Securities (as hereinafter defined) or rights or options to purchase either Additional Shares of Common Stock or Convertible Securities are issued or sold together with other stock or securities or other assets of the Corporation for a consideration which covers both, be computed as the portion of the consideration so received that may be reasonably determined in good faith by the Board of Directors to be allocable to such Additional Shares of Common Stock, Convertible Securities or rights or options.

               (iii) For the purpose of the adjustment required under this
Section 5(d), if the Corporation issues or sells any rights or options for the purchase of, or stock or other securities convertible into, Additional Shares of Common Stock (such convertible stock or securities being herein referred to as "Convertible Securities") and if the Effective Price of such Additional Shares of Common Stock is less than the Conversion Price, the Corporation shall be deemed to have issued at the time of the issuance of such rights or options or Convertible Securities the maximum number of Additional Shares of Common Stock issuable upon exercise or conversion thereof and to have received as consideration for the issuance of such shares an amount equal to the total amount of the consideration, if any, received by the Corporation for the issuance of such rights or options or Convertible Securities, plus, in the case of such rights or options, the minimum amounts of consideration, if any, payable to the Corporation upon the exercise of such rights or options, plus, in the case of Convertible Securities, the minimum amounts of consideration, if any, payable to the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) upon the conversion thereof; provided, that, if in the case of Convertible Securities the minimum amounts of such consideration cannot be ascertained, but are a function of antidilution or similar protective clauses, the Corporation shall be deemed to have received the minimum amounts of consideration without reference to such clauses; provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of rights, options or Convertible Securities is reduced over time or on the occurrence or non-occurrence of specified events other than by reason of antidilution adjustments, the Effective Price shall be recalculated using the figure to which such minimum amount of consideration is reduced (such recalculation to be performed in the case of reductions based on market prices or other continual fluctuations monthly or upon any date of the conversion of the Series A Convertible Preferred, whichever occurs first); provided further that if the minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities is subsequently increased, the Effective Price shall be again recalculated using the increased minimum amount of consideration payable to the Corporation upon the exercise or conversion of such rights, options or Convertible Securities (such recalculation to be performed in the case of increases based on market prices or other continual fluctuations monthly or upon any date of the conversion of the Series A Convertible Preferred, whichever occurs first). No further adjustment of any Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be made as a result of the actual issuance of Additional Shares of Common Stock or the exercise of any such rights or options or the conversion of any such Convertible Securities. If any such rights or options or the conversion privilege represented by any such Convertible Securities shall expire without having been exercised, any Conversion Price, as adjusted upon the issuance of such rights, options or Convertible Securities, shall be readjusted to the Conversion Price which would have been in effect had an adjustment been made on the basis that the only Additional Shares of Common Stock so issued were the Additional Shares of Common Stock, if any, actually issued or sold on the exercise of such rights or options or rights of conversion of such Convertible Securities, and such Additional Shares of Common Stock, if any, were issued or sold for the consideration actually received by the Corporation upon such exercise, plus the consideration, if any, actually received by the Corporation for the granting of all such rights or options, whether or not exercised, plus the consideration received for issuing or selling the Convertible Securities actually converted, plus the consideration, if any, actually received by the Corporation (other than by cancellation of liabilities or obligations evidenced by such Convertible Securities) on the conversion of such Convertible Securities, provided, that, such readjustment shall not apply to prior conversions of Series A Convertible Preferred.

               (iv) Additional Shares of Common Stock shall mean all shares of Common Stock issued by the Corporation or deemed to be issued after the Original Issue Date pursuant to this Section 5(d), whether or not subsequently reacquired or retired by the Corporation other than (1) shares of Common Stock issued upon conversion of the Series A Convertible Preferred, (2) up to 4,427,712 shares of Common Stock issued (or deemed to be issued) to employees, consultants or directors of the Corporation pursuant to stock option plans duly adopted by the Board and the stockholders of the Corporation, (3) shares of Common Stock issued pursuant to the exercise of options, warrants or convertible securities outstanding as of the Original Issue Date and (4) a dividend or distribution on the Series A Convertible Preferred. The "Effective Price" of Additional Shares of Common Stock shall mean the quotient determined by dividing the total number of Additional Shares of Common Stock issued or sold, or deemed to have been issued or sold, by the Corporation under this Section 5(d), into the aggregate consideration received, or deemed to have been received (as set forth in subparagraph (iii) above), by the Corporation for such issue under this Section 5(d), for such Additional Shares of Common Stock.

               (e) Adjustment for Stock Splits and Combinations. If the Corporation shall at any time or from time to time after the Original Issue Date effect a subdivision of the outstanding

Common Stock without a corresponding subdivision of the Series A Convertible Preferred, the Conversion Price in effect immediately before that subdivision shall be proportionately decreased. Conversely, if the Corporation shall at any time or from time to time after the Original Issue Date combine the outstanding shares of Common Stock into a smaller number of shares without a corresponding combination of the Series A Convertible Preferred, the Conversion Price in effect immediately before the combination shall be proportionately increased. Any adjustment under this Section 5(e) shall become effective at the close of business on the date the subdivision or combination becomes effective.

               (f) Adjustment for Common Stock Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in additional shares of Common Stock, then in each such event the Conversion Price that is then in effect shall be decreased as of the time of such issuance or, in the event such record date is fixed, as of the close of business on such record date, by multiplying the Conversion Price then in effect by a fraction (i) the numerator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (ii) the denominator of which is the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this Section 5(f) to reflect the actual payment of such dividend or distribution.

               (g) Adjustments for Other Dividends and Distributions. If the Corporation at any time or from time to time after the Original Issue Date makes, or fixes a record date for the determination of holders of Common Stock entitled to receive, a dividend or other distribution payable in securities of the Corporation other than shares of Common Stock, in each such event provision shall be made so that the holders of the Series A Convertible Preferred shall receive upon conversion thereof, in addition to the number of shares of Common Stock receivable thereupon, the amount of other securities of the Corporation which they would have received had their Series A Convertible Preferred been converted into Common Stock on the date of such event and had they thereafter, during the period from the date of such event to and including the conversion date, retained such securities receivable by them as aforesaid during such period, subject to all other adjustments called for during such period under this Section 5 with respect to the rights of the holders of the Series A Convertible Preferred or with respect to such other securities by their terms.

               (h) Adjustment for Reclassification, Exchange and Substitution. If at any time or from time to time after the Original Issue Date, the Common Stock issuable upon the conversion of the Series A Convertible Preferred is changed into the same or a different number of shares of any class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or transfer of the Corporation's voting power or sale of assets provided for elsewhere in this Section 5), in any such event each holder of Series A

Convertible Preferred shall have the right thereafter to convert such stock into the kind and amount of stock and other securities and property receivable in connection with such recapitalization, reclassification or other change by holders of the maximum number of shares of Common Stock into which such shares of Series A Convertible Preferred could have been converted immediately prior to such recapitalization, reclassification or change, all subject to further adjustments as provided herein or with respect to such other securities or property by the terms thereof.

               (i) Reorganizations, Mergers, Consolidations or Sales of Assets. If at any time or from time to time after the Original Issue Date, there is a capital reorganization of the Common Stock (other than a recapitalization, subdivision, combination, reclassification, exchange or substitution of shares provided for elsewhere in this Section 5), as a part of such capital reorganization, provision shall be made so that the holders of the Series A Convertible Preferred shall thereafter be entitled to receive upon conversion of the Series A Convertible Preferred the number of shares of stock or other securities or property of the Corporation to which a holder of the maximum number of shares of Common Stock deliverable upon conversion would have been entitled in connection with such capital reorganization, subject to adjustment in respect of such stock or securities by the terms thereof. In any such case, appropriate adjustment shall be made in the application of the provisions of this Section 5 with respect to the rights of the holders of Series A Convertible Preferred after the capital reorganization to the end that the provisions of this Section 5 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of the Series A Convertible Preferred) shall be applicable after that event and be as nearly equivalent as practicable.

               (j) Certificate of Adjustment. In each case of an adjustment or readjustment of the Conversion Price for the number of shares of Common Stock or other securities issuable upon conversion of the Series A Convertible Preferred, the Corporation, at its expense, shall compute such adjustment or readjustment in accordance with the provisions hereof and prepare a certificate showing such adjustment or readjustment, and shall mail such certificate, by first class mail, postage prepaid, to each registered holder of Series A Convertible Preferred at the holder's address as shown in the Corporation's books. The certificate shall set forth such adjustment or readjustment, showing in detail the facts upon which such adjustment or readjustment is based, including a statement of (i) the consideration received or deemed to be received by the Corporation for any Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, (ii) the Conversion Price at the time in effect,
(iii) the number of Additional Shares of Common Stock issued or sold or deemed to have been issued or sold, and (iv) the type and amount, if any, of other property which at the time would be received upon conversion of the Series A Convertible Preferred.

               (k) Notices of Record Date. Upon (i) any taking by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend or other distribution, or (ii) any acquisition or other capital reorganization of the Corporation, any reclassification or recapitalization of the capital stock of the Corporation, any merger or consolidation of the Corporation with or into any other Corporation, or any voluntary or involuntary dissolution, liquidation or winding up of the Corporation, the Corporation shall mail to each holder of Series A Convertible Preferred at least twenty (20) days prior to the record date specified therein a notice specifying
(A) the date on which any such record is to be taken for the purpose of such dividend or distribution and a description of such dividend or distribution, (B) the date on which any such acquisition, reorganization, reclassification, transfer, consolidation, merger, dissolution, liquidation or winding up is expected to become effective, and (C) the date, if any, that is to be fixed for determining the holders of record of Common Stock (or other securities) that shall be entitled to exchange their shares of Common Stock (or other securities) for securities or other property deliverable upon such acquisition, reorganization, reclassification, transfer, consolidation, merger, asset transfer, dissolution, liquidation or winding up.

               (l) Automatic Conversion. Each share of Series A Convertible Preferred shall automatically be converted into shares of Common Stock, based on the then-effective Conversion Price, (i) at any time upon the affirmative vote of the holders of a majority of the outstanding shares of Series A Convertible Preferred, or (ii) immediately upon the closing of the first underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offering and sale of Common Stock for the account of the Company on a firm commitment basis in which the aggregate net proceeds (i.e., net of all underwriting discounts and commissions and all other expenses paid by the Company in connection with such public offering) received by the Company at the public offering price equals or exceeds $25 million and the public offering price per share equals or exceeds $10.00 per share ("Qualified Public Offering"). Upon such automatic conversion, all declared but unpaid dividends, if any, shall be paid in accordance with Section 5(m).

               (m) Mechanics of Conversion.

               (i) Optional Conversion. Each holder of Series A Convertible Preferred who desires to convert the same into shares of Common Stock pursuant to this Section 5 shall surrender the certificate or certificates therefor, duly endorsed, at the office of the Corporation or any transfer agent for the Series A Convertible Preferred, and shall give written notice to the Corporation at such office that such holder elects to convert the same. Such notice shall state the number of shares of Series A Convertible Preferred being converted. Thereupon, the Corporation shall promptly issue and deliver at such office to such holder a certificate or certificates for the number of shares of Common Stock to which such holder is entitled and shall promptly pay in cash or, to the extent sufficient funds are not then legally available therefor, in Common Stock (at the Common Stock's fair market value determined by the Board of Directors as of the date of such conversion), any declared and unpaid dividends on the shares of Series A Convertible Preferred being converted. Such conversion shall be deemed to have been made at the close of business on the date of such surrender of the certificate representing the shares of Series A Convertible Preferred to be converted, and the person entitled to receive the shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder of such shares of Common Stock on such date.

               (ii) Automatic Conversion. Upon the occurrence of either of the events specified in Section 5(l) above, the outstanding shares of Series A Convertible Preferred shall be converted into Common Stock automatically without any further action by the holders of such shares and whether or not the certificates representing such shares are surrendered to the Corporation or its transfer agent; provided, however, that the Corporation shall not be obligated to issue certificates evidencing the shares of Common Stock issuable upon such conversion unless the certificates evidencing such shares of Series A Convertible Preferred are either delivered to the Corporation or its transfer agent as provided below, or the holder notifies the Corporation or its transfer agent that such certificates have been lost, stolen or destroyed and, upon the Corporation's request, executes an agreement reasonably satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in connection with such certificates. Upon surrender by any holder of the certificates formerly representing shares of Series A Convertible Preferred at the office of the Corporation or any transfer agent for the Series A Convertible Preferred, there shall be issued and delivered to such holder promptly at such office and in its name as shown on such surrendered certificate or certificates, a certificate or certificates for the number of shares of Common Stock into which the shares of Series A Convertible Preferred surrendered were convertible on the date on which such automatic conversion occurred, and, if any conversion contemplated by this Section 5(m)(ii) occurs after two years following the Original Issue Date, any declared and unpaid dividends shall be paid in accordance with the provisions of Section 5(m)(i). No dividends shall be payable on any conversion contemplated by this Section 5(m)(ii) if such conversion occurs before two years following the Original Issue Date.

               (n) Fractional Shares. No fractional shares of Common Stock shall be issued upon conversion of Series A Convertible Preferred. All shares of Common Stock (including fractions thereof) issuable upon conversion of more than one share of Series A Convertible Preferred by a holder thereof shall be aggregated for purposes of determining whether the conversion would result in the issuance of any fractional share. If, after the aforementioned aggregation, the conversion would result in the issuance of any fractional share, the Corporation shall, in lieu of issuing any fractional share, pay cash equal to the product of such fraction multiplied by the Common Stock's fair market value (as determined by the Board) on the date of conversion.

               (o) Reservation of Common Stock Issuable Upon Conversion. The Corporation shall at all times keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the conversion of the shares of Series A Convertible Preferred, such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding shares of the Series A Convertible Preferred. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to satisfy to effect the conversion of all then-outstanding shares of the Series A Convertible Preferred, the Corporation will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

               (p) Notices. Any notice required by the provisions of this
Section 5 shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with verification of timely receipt. All notices to stockholders shall be addressed to each holder of record at the address of such holder appearing on the books of the Corporation.

               (q) No Dilution or Impairment. Without the consent of a majority in interest of the holders of the Series A Convertible Preferred, the Corporation shall not amend its Certificate of Incorporation, as amended, or participate in any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, for the purpose of avoiding or seeking to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation.

               (r) No Reissuance of Series A Convertible Preferred. No share or shares of Series A Convertible Preferred acquired by the Corporation by reason of redemption, purchase, conversion or otherwise shall be reissued.

         Section 6. Issuance of New Securities

               (a) Each holder of Series A Convertible Preferred (the "Holder") shall have the right of first refusal to purchase all or any portion of its Pro Rata Share (as hereinafter defined) of any New Securities (as hereinafter defined) that the Corporation may propose, from time to time, to issue after the first date of issuance of the New Securities.

               (b) If the Corporation proposes to undertake an issuance of New Securities, it shall give each Holder written notice of its intention, describing the type of New Securities, the price, and the general terms and conditions upon which the Corporation proposes to issue the same. Each Holder shall have twenty (20) days from the delivery of such notice to agree to purchase all or any portion of its Pro Rata Share of New Securities for the price and upon the terms and conditions specified in the notice by giving written notice to the Corporation and stating therein the quantity of New Securities to be purchased by such Holder. At or prior to the end of thirty (30) days following the exercise or expiration of all rights to purchase New Securities under this Section 6(b) (or if later, at or prior to the closing of the transaction to sell any such New Securities to a party other than a Holder), any Holder that has exercised its right hereunder shall pay for the New Securities it has agreed to purchase or advise the Corporation that it is not able to purchase such New Securities.

               (c) If the Holders fail to exercise their right to purchase any New Securities or fail to complete the purchase of any New Securities in the time set forth in Section 6(b), the Corporation shall have sixty (60) days thereafter to issue such New Securities at a price and upon general terms and conditions no more favorable to the purchasers thereof than specified in the Corporation's notice to the Holders pursuant to Section 6(b). If the Corporation has not sold the New Securities within such sixty (60) days, the Corporation shall not thereafter issue or sell any New Securities without first offering such New Securities to the Holders in the manner provided in this Section 6.

               (d) No Holder may assign its rights under this Section 6, except to an affiliate of such Holder.

               (e) The rights established by this Section 6 shall terminate upon the closing of, and shall not be applicable to, the Qualified Public Offering.

               (f) As used herein, "New Securities" means any stock or similar security, including without limitation securities containing equity features and securities containing profit participation features, or any security convertible or exchangeable, with or without consideration, into any stock or similar security, or any security carrying any warrant or right to subscribe to or purchase any stock or similar security, or any such warrant or right. Notwithstanding the foregoing, "New Securities" does not include Exempted Securities.

               (g) As used herein, "Pro Rata Share" means, as applied herein to the proportion of shares of the Corporation's securities which a Holder shall have the right to purchase or sell at any particular time pursuant hereto, that proportion of the shares of the applicable class or series of the Corporation's securities subject to purchase or sale at such time which the shares of Common Stock beneficially owned (as the term "beneficially owned" is defined in Rule 13d-3 under the Securities Exchange Act of 1934) by the particular Holder bears to the shares of such Common Stock beneficially owned by all of the holders of the Corporation's Common Stock having the same right to purchase or sell at such time pursuant hereto.

                                                                       EXHIBIT 4
                          REGISTRATION RIGHTS AGREEMENT

     THIS REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and entered into on the 22nd day of September, 2000, by and between Hencie, Inc., a Delaware corporation (the "Company"), and Edge Technology Group, Inc., a Delaware corporation ("Investor").

                                  WITNESSETH:

     WHEREAS, pursuant to that certain Investment Agreement of even date herewith by and among the Company, Investor and Adil Khan (the "Investment Agreement"), the Company has agreed to grant Investor certain registration rights with respect to the Company's Series A Preferred Stock, par value $.01 per share ("Preferred Stock").

     NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the Investment Agreement, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

     1.   DEFINITIONS.

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          Common Stock: The Common Stock, par value $.01 per share, of the Company.

          Exchange Act: The Securities Exchange Act of 1934, as amended from time to time.

          Holder: Any holder of Registrable Securities or securities convertible into or exchangeable for Registrable Securities.

          Investment Agreement: As defined in the Recitals to this Agreement.

          Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

          Preferred Stock: As defined in the Recitals to this Agreement.

          Prospectus: The prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.

         Registrable Securities: (a) The Shares; (b) any securities issued or issuable with respect to the Shares by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or otherwise; and (c) any additional shares of Common Stock purchased by Investor. Any Registrable Securities will cease to be Registrable Securities when (i) a registration statement covering such Registrable Securities has been declared effective by the SEC and the Registrable Securities have been disposed of pursuant to such effective registration statement; (ii) the Registrable Securities are sold under circumstances in which all of the applicable conditions of Rule l44 (or any similar provisions then in force) under the Securities Act are met; or (iii) the Registrable Securities have been otherwise transferred, the Company has delivered a new certificate or other evidence of ownership for them not bearing a legend restricting further transfer, and they may be resold without subsequent registration under the Securities Act.

         Registration Expenses: As defined in Section 5 hereof.


         Registration Statement: The Registration Statement of the Company filed with the SEC pursuant to the Securities Act that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included therein, all amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all material incorporated by reference in such Registration Statement.

         SEC: The Securities and Exchange Commission or any successor entity.

         Securities Act: The Securities Act of 1933, as amended from time to time.

         Shares: The Common Stock of the Company issuable to Investor upon the conversion of the Preferred Stock.

         Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter or underwriters for reoffering to the public.

     2.  REGISTRATION RIGHTS.

         (a) Demand Registration.

            (i) Subject to the conditions of this Section 2(a), if the Company shall receive at any time a written request from the Holders of more than thirty-five percent (35%) of the Registrable Securities then outstanding (the "Initiating Holders") that the Company file a registration statement under the Securities Act on Form S-1 (or any successor to Form S-1) or a similar long-form registration statement covering the registration of Registrable Securities having an aggregate offering price to the public in excess of Ten Million Dollars ($10,000,000), then the Company shall, within thirty (30) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 2(a), use its best efforts to effect, as soon as practicable, the registration under the Securities Act of all Registrable Securities that the Holders request to be registered.

       (ii) If the Initiating Holders intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 2(a) and the Company shall include such information in the written notice referred to in Section 2(a)(i). In such event, the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by the Company and a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of the Initiating Holders (which underwriter or underwriters shall be reasonably acceptable to the Board of Directors of the Company). Notwithstanding any other provision of this Agreement, if the underwriter advises the Company that marketing factors require a limitation of the number of securities to be underwritten (including Registrable Securities) then the Company shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of Registrable Securities that may be included in the underwriting shall be allocated to the Initiating Holders on a pro rata basis based on the number of Registrable Securities held by all such Initiating Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration. In no event will shares of any other selling stockholder be included in such registration which would reduce the number of shares which may be included by the Holders without the written consent of Holders of not less than seventy-five percent (75%) of the Registrable Securities proposed to be sold in the offering.

       (iii) The Company shall not be required to effect a registration pursuant to this Section 2(a):

            (A) prior to August 31, 2002; or

            (B) after the Company has effected a total of two (2) registrations pursuant to this Section 2(a), and each such registration has been declared or ordered effective, subject to Section 2(a)(iv) below; or

            (C) if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 2(a), a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer commencing to prepare such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders; provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period and if the Company undertakes a primary registration in connection with the issuance of its Common Stock following such a delay, the Holders shall have "incidental" rights under
     Section 2(b) hereof with respect to not less than fifty percent (50%) of the number of shares to be sold in such offering.

                (iv) Notwithstanding anything to the contrary contained in this
Section 2(a), Investor shall not be deemed to have used or forfeited its rights to registration of its Registrable Securities under this Section 2(a), if a registration of Registrable Securities is conducted pursuant to an underwritten offering undertaken after the exercise of the rights of the Holders under this
Section 2(a) and the underwriters advise the Company and/or the Holders that marketing factors require the Company to limit the number of Registrable Securities to be sold in such offering to less than seventy-five percent (75%) of the Registrable Securities requested to be registered by the Persons exercising such demand right.

            (b) Incidental Registration. If at any time the Company proposes to file a Registration Statement under the Securities Act (other than in connection with a registration statement on Form S-4, S-8, or any form that is substituting therefor or is a successor thereto or a "shelf" or similar registration for use solely in connection with future acquisitions) with respect to an offering of any class of security by the Company for its own account or for the account of any of its security holders, then the Company shall give written notice of such proposed filing to the Holders as soon as practicable (but in no event less than thirty (30) days before the anticipated filing date), and such notice shall (i) offer the Holders the opportunity to register such number of Registrable Securities as they may request in writing and (ii) describe such securities and specify the form and manner and other relevant facts involved in such proposed registration (including, without limitation, (x) whether or not such registration will be in connection with an Underwritten Offering and, if so, the identity of the managing underwriter and whether such Underwritten Offering will be pursuant to a "best efforts" or "firm commitment" underwriting and (y) the price (net of any underwriting commissions, discounts and the like) at which the Registrable Securities are reasonably expected to be sold, if such disclosure is acceptable to the managing underwriter). The Holders shall advise the Company in writing within twenty (20) days after the date of receipt of such notice from the Company of the number of Registrable Securities for which registration is requested, but not less than five (5) days prior to the anticipated filing date of the Registration Statement. The Company shall include in such Registration Statement all such Registrable Securities so requested to be included therein, and, if such registration is an Underwritten Registration, the Company shall use its reasonable best efforts to cause the managing underwriter or underwriters to permit the Registrable Securities requested to be included in the Registration Statement for such offering to be included (on the same terms and conditions as similar securities of the Company included therein to the extent appropriate); provided, however, that if the managing underwriter or underwriters of such offering deliver a written opinion to Investor that either because of (i) the kind of securities which the Holders, the Company or any other Persons intend to include in such offering; or (ii) the size of the offering which the Holders, the Company, or such other Persons intend to make, the success of the offering would be materially and adversely affected by inclusion of the Registrable Securities requested to be included, then (A) in the event that the size of the offering is the basis of such managing underwriter's opinion, the amount of securities to be offered for the account of the Holders and other holders registering securities of the Company pursuant to similar incidental registration rights shall be reduced pro rata (according to the Registrable Securities requested to be included in the registration by each such Holder) to the extent necessary to reduce the total amount of securities to be included in such offering to the amount recommended by such managing underwriter or underwriters; and (B) in the event that the combination of securities to be offered is the basis of such managing underwriter's opinion, (x) the Registrable Securities and other securities to be included in such offering shall be reduced as described in clause (A) above or,
(y) if the actions described in clause (A) would, in the judgment of the managing underwriter, be insufficient to substantially eliminate the adverse effect that inclusion of the Registrable Securities requested to be included would have on such offering, such Registrable Securities will be excluded from such offering.

            (c) Rights to Registration on Form S-3. In addition to the rights of the Holders under Sections 2(a) and (b) above, if at any time: (i) the Company shall be entitled under the rules promulgated by the SEC to the use of a registration statement on Form S-3 or any successor form thereto (the "Form S-3") and (ii) the Holders of a majority of the then existing Registrable Securities make a written request that the Company file a Registration Statement on Form S-3 to effect the registration of Registrable Securities that will have an aggregate offering price to the public of no less than One Million Dollars ($1,000,000) (the "S-3 Registration"); then the Company shall use its reasonable best efforts, within sixty (60) days of its receipt of such written request, to file the Form S-3 with the SEC. The Company shall not be obligated to effect more than one (1) S-3 Registration within any six (6) month time period.

            (d) Termination of Certain Rights. Any rights of the Holders pursuant to Sections 2(b) or 2(c) above shall terminate as to any such Holder which has the ability to dispose of all of its then currently held Registrable Securities within the three (3) month time period specified in Rule 144 promulgated under the Securities Act.

         3. LOCK-UP AGREEMENTS.

            (a) Restrictions on Public Sale by Holders of Registrable Securities. The Holders shall agree, if reasonably requested in writing by the managing underwriters in an Underwritten Offering, not to effect any public sale or distribution of securities of the Company of the same class as the securities included in the Registration Statement relating to such Underwritten Offering, including a sale pursuant to Rule 144 under the Securities Act (except as part of such Underwritten Offering), during a period of 180 days, beginning on the commencement of such Underwritten Offering.

            (b) Restrictions on Sale of Securities by the Company. The Company agrees not to effect any public sale or distribution of any securities similar to those being registered, or any securities convertible into or exchangeable or exercisable for such securities (except pursuant to a registration statement on Form S-4 or S-8, or any substitute form that may be adopted by the SEC) during the ten (10) days prior to the filing of a Registration Statement with respect to an Underwritten Offering, and during the 90-day period beginning on the effective date of such Registration Statement (except as part of such Registration Statement (x) where the Holders participating in such Registration Statement consent, or (y) where the Holders are not participating in such Registration Statement pursuant to Section 2(a) hereof, and such Registration Statement was filed by the Company with respect to the sale of securities by the Company), or the commencement of a public distribution of Registrable Securities pursuant to such Registration Statement.

         4. REGISTRATION PROCEDURES. In connection with the Company's registration obligations pursuant to Section 2 hereof, the Company will use its reasonable best efforts to effect such registration to permit the sale of such Registrable Securities in accordance with the intended method or methods of distribution thereof, and pursuant thereto the Company will use its reasonable best efforts to, as expeditiously as possible:

            (a) prepare and file with the SEC, as soon as practicable, and in any event within sixty (60) days from the date of request, a Registration Statement relating to the applicable registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof and shall include all required financial statements of the Company, and use its reasonable best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of the Registration Statement, the Company will make available to the Holders of Registrable Securities being registered on such Registration Statement and the underwriters, if any, copies of all such documents proposed to be filed, which documents will be subject to the review of the Holders and the underwriters, if any, and the Company will not file any Registration Statement or amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Holders holding the Registrable Securities covered by such Registration Statement or the underwriters, if any, shall reasonably object within five (5) business days after the receipt thereof (except in the case of a filing pursuant to Section 2(a) hereof);

            (b) prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period, or such shorter period which will terminate when all Registrable Securities included in such Registration Statement have been sold; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities included in such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus. The Company shall not be deemed to have used reasonable best efforts to keep a Registration Statement effective during the applicable period if it voluntarily takes any action that would result in the Holders not being able to sell their Registrable Securities during that period unless such action is required under applicable law; provided that the foregoing shall not apply to actions taken by the Company in good faith and for valid business reasons, including, without limitation, the acquisition or divestiture of assets, so long as the Company promptly thereafter complies with the applicable requirements of
Section 4 hereof;

            (c) notify the participating Holders and the managing underwriters, if any, promptly, and (if requested by any such Persons) confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (B) of any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus or for additional information; (C) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose;
(D) if at any time the representations and warranties of the Company contemplated by paragraph (m) below cease to be true and correct; (E) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and (F) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

            (d) make every reasonable best effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

            (e) if reasonably requested by the managing underwriter or underwriters or by the Holders holding Registrable Securities covered by the Registration Statement, promptly incorporate in a Prospectus supplement or post-effective amendment such information as the managing underwriters and the Holders agree should be included therein to comply with applicable law relating to the sale of the Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being sold to such underwriters, the purchase price being paid therefor by such underwriters and information with respect to any other terms of the Underwritten Offering of the Registrable Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company has been notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (f) furnish to each of the Holders holding Registrable Securities covered by the Registration Statement and each managing underwriter, if any, without charge, upon request, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference);

            (g) deliver to the Holders holding Registrable Securities covered by the Registration Statement and the underwriters, if any, without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may reasonably request; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

            (h) prior to any public offering of Registrable Securities, register or qualify or cooperate with the Holders, the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as the participating Holders or any underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement;

            (i) cooperate with the participating Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

            (j) cause the Registrable Securities covered by the applicable Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Holders or the underwriters, if any, to consummate the disposition of such Registrable Securities;

            (k) upon the occurrence of any event contemplated by Section 4(c)(F) above, prepare a supplement or post-effective amendment to the Registration Statement or the related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (l) cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange on which similar securities issued by the Company are then listed;

            (m) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith in order to expedite or facilitate the disposition of such Registrable Securities and in connection therewith, whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, (A) make such representations and warranties to the participating Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings; (B) obtain opinions of counsel to the Company and updates thereof, which opinions of counsel (in form, scope and substance), shall be reasonably satisfactory to the participating Holders and the managing underwriters, if any, covering the matters customarily covered in opinions requested in Underwritten Offerings and such other matters as may be reasonably requested by the participating Holders and the underwriters, if any; (C) obtain "comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the participating Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "comfort" letters in connection with primary Underwritten Offerings; (D) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 6 hereof with respect to all parties to be indemnified pursuant to said Section; and (E) deliver such documents and certificates as may be reasonably requested by the participating Holders and the managing underwriters, if any, to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder; and

            (n) make available for inspection by a representative of the participating Holders, any underwriter participating in any disposition pursuant to such registration, and any attorney or accountant retained by the participating Holders or any underwriter, all financial and other records, pertinent corporate documents and properties of the Company and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative, underwriter, attorney or accountant in connection with such registration; provided that any records, information or documents that the Company designates in writing as confidential shall be kept confidential by such Persons unless disclosure of such records, information or documents is required by court or administrative order.

            The participating Holders agree by acquisition of the Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(F) hereof, the participating Holders will forthwith discontinue disposition of Registrable Securities until the participating Holders' receipt of the copies of the supplemented or amended Prospectus contemplated by Section 4(k) hereof, or until it is advised in writing (the "ADVICE") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, the participating Holders will deliver to the Company (at the Company's expense), all copies, other than permanent file copies then in the participating Holders' possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. In the event the Company shall give any such notice, the time periods regarding the effectiveness of Registration Statements set forth in Section 2 hereof and Section 4(b) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to Section 4(c)(F) hereof to the date when the participating Holders shall receive copies of the supplemented or amended prospectus contemplated by Section 4(k) hereof or the Advice.

         5. REGISTRATION EXPENSES. All expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation: all registration and filing fees; fees with respect to filings required to be made with the NASD; fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters or one legal counsel for the participating Holders in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters and the participating Holders may designate or that relate to reviewing the Registration Statement on behalf of the participating Holder); printing expenses, messenger, telephone and delivery expenses; fees and disbursements of counsel for the Company customarily paid by issuers or sellers of securities (but excluding fees of counsel of any selling stockholder other than a Holder) and fees and expenses for independent certified public accountants retained by the Company (including the expenses of any comfort letters or costs associated with the delivery by independent certified public accountants of a comfort letter or comfort letters requested pursuant to Section 4(m) hereof); securities acts liability insurance, if the Company so desires; all internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties); the expense of any annual audit; the fees and expenses incurred in connection with the listing of the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed; the fees and expenses of any Person, including special experts, retained by the Company; and the reasonable legal fees and expenses of one (1) legal counsel for the Holders (all such expenses being herein called "REGISTRATION EXPENSES") will be borne by the Company regardless of whether the Registration Statement becomes effective. The Company shall not have any obligation to pay any underwriting fees, transfer taxes, discounts or commissions attributable to the sale of Registrable Securities.

         6. INDEMNIFICATION: CONTRIBUTION.

            (a) Indemnification by Company. The Company agrees to indemnify and hold harmless each participating Holder and its partners, officers, directors, employees, advisors, and agents, and each Person who controls any such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) against all losses, claims, damages, liabilities and expenses arising out of or based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by the participating Holders expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) to the same extent as provided above with respect to the indemnification of the participating Holders.

            (b) Indemnification By Holder of Registrable Securities. Each participating Holder severally agrees to indemnify and hold harmless the Company, its directors and officers who sign any Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, to the same extent and subject to the same terms and conditions as are set forth above for the Company, but only with respect to written information expressly provided by such participating Holder for use in a Registration Statement or Prospectus; provided, however, that the amount of any indemnification hereunder by a participating Holder shall be limited to the amount of proceeds of the offering received by the participating Holder.

            (c) Conduct of Indemnification Proceedings. Any Person entitled to indemnification hereunder will (i) give prompt notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party; provided, however, that any Person entitled to indemnification hereunder shall have the right to employ separate counsel and to participate in the defense of such claim, but the fees and expenses of such counsel shall be at the expense of such Person unless (a) the indemnifying party has agreed to pay such fees or expenses, (b) the indemnifying party shall have failed to assume the defense of such claim and employ counsel reasonably satisfactory to such Person or (c) based upon written advice of counsel to such Person, there shall be one or more defenses available to such Person that are not available to the indemnifying party or there shall exist conflicts of interest pursuant to applicable rules of professional conduct between such Person and the indemnifying party (in which case, if the Person notifies the indemnifying party in writing that such Person elects to employ separate counsel at the expense of the indemnifying party, the indemnifying party shall not have the right to assume the defense of such claim on behalf of such Person), in each of which events the fees and expenses of such counsel shall be at the expense of the indemnifying party. The indemnifying party will not be subject to any liability for any settlement made without its consent (but such consent will not be unreasonably withheld), but if settled with its written consent, or if there be a final judgment for the plaintiff in any such action or proceeding, the indemnifying party shall indemnify and hold harmless the indemnified parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. No indemnified party will be required to consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            (d) Contribution. If for any reason the indemnification provided for in the preceding clauses (a) and (b) is unavailable to an indemnified party or insufficient to hold it harmless as contemplated by the preceding clauses (a) and (b), then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect not only the relative benefits received by the indemnified party and the indemnifying party, but also the relative fault of the indemnified party and the indemnifying party, as well as any other relevant equitable considerations, provided, that each participating Holder shall not be required to contribute an amount greater than the dollar amount of the proceeds received by such Person with respect to the sale of the Registrable Securities giving rise to such indemnification obligation. The relative fault of the Company on the one hand and of each participating Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 10(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

         7. RULE 144. The Company hereby agrees that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder (or, if the Company is not required to file such reports, it will, upon the request of a Holder, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 under the Securities Act), and it will take such further action as such Holder may reasonably request, all to the extent required from time to time to enable the Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of a Holder, the Company will deliver to such Holder a written statement as to whether the Company has complied with such information and requirements.

         8. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any Underwritten Registration hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents (including, without limitation, lock-up agreements which impose a 180-day lock-up period) required under the terms of such underwriting arrangements. Nothing in this
Section 8 shall be construed to create any additional rights regarding the registration of Registrable Securities in any Person otherwise than as set forth herein.

         9. MISCELLANEOUS.

            (a) Remedies. Each party hereto, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement to the extent available under applicable law. Each party hereto agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            (b) Third Party Registration Rights. The Company will not on or after the date of this Agreement, enter into any agreement granting registration rights to any other Person with respect to the securities of the Company that are not junior or subordinate to the rights granted to the Holders hereunder without the written consent of the Holders, which consent shall not be unreasonably withheld or delayed. The Company represents to Investor that it has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

            (c) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given without the written consent of the Company and not less than a majority of the Holders.

            (d) Notices. Any notice necessary under this Agreement shall be in writing and shall be considered delivered three days after the mailing is sent certified mail, return receipt requested, or when delivered, if sent by telecopy, prepaid courier, express mail or personal delivery to the following addresses:

                    (i)      If to the Company:

                             Hencie, Inc.
                             13155 Noel Road, 10th Floor
                             Dallas, Texas 75240
                             Attn:  Adil Khan
                             Fax:  (972) 720-3501

                    (ii)     If to Investor:

                             Edge Technology Group, Inc.
                             901 Yamato, Suite 175
                             Boca Raton, Florida 33431
                             Attention: President
                             Fax:  (561) 443-3308


            (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties; provided, however, that the Company is given written notice of any such assignment, stating the name and address of the assignee and identifying the securities with respect to which the rights and benefits hereunder are being assigned; and that such assignee expressly agrees in writing to be bound by and comply with all applicable provisions of this Agreement; and, provided further, that, without the prior written consent of a majority of the Holders of the Preferred Stock, the Company cannot assign its rights hereunder except pursuant to a merger. Any assignment pursuant to this Section 9(e) shall not relieve, release or otherwise discharge the Holder effecting such assignment from its obligations hereunder.

            (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

            (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

            (h) Governing Law. THIS AGREEMENT, AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HERETO, SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL SUBSTANTIVE LAWS OF THE STATE OF TEXAS, WITHOUT REGARD TO ITS PRINCIPLES OF CONFLICTS OF LAWS.

            (i) Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any current or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom. In lieu of such illegal, invalid or unenforceable provision, there shall be added simultaneously as a part of this Agreement, a legal, valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 9(i).

            (j) Mediation. In the event of a dispute hereunder that cannot be resolved by the parties to such dispute among themselves, the parties shall thereafter attempt in good faith to resolve such dispute by confidential nonbinding mediation. The mediation shall be initiated upon written request by any party to the other. Within thirty (30) days of such written request, the parties shall jointly select an individual to serve as the mediator of any dispute if willing or able to do so, and a second individual to serve as the backup mediator. If neither of them is willing or able to serve, or if the parties cannot agree on a single mediator, then the parties shall, within ten
(10) days after written request by either party, request that the American Arbitration Association ("AAA") name three (3) qualified mediators. Within five
(5) business days of receipt of the AAA list, each party to the dispute shall notify the other of a name it wishes to delete from the list. The mediator shall be the individual on the list not so deleted. If any party fails to notify the other of the mediator it intends to delete within the time specified, the other party or parties shall select the mediator from the AAA list. Should any parties to the dispute delete the same name, then the party who served notice to the other party of the dispute shall select the mediator from the remaining names. The mediator so selected shall not be a person who has previously acted in any capacity for either party and shall be an attorney who has at least ten (10) years of experience in private equity investment transactions. The single mediator, once selected, shall be used for all disputes until unable or unwilling to serve in which event the AAA list selection process shall be repeated. Unless otherwise agreed, the mediation shall take place in Dallas County, Texas, within thirty (30) days after the written request is delivered to the nonrequesting party, or the mediator is selected, if later. The parties shall submit to the mediator all written, documentary and other evidence and such oral testimony as determined by the mediator to be necessary for a proper resolution of the dispute. The parties shall also meet promptly and shall use good faith efforts to resolve the dispute when and as requested by the mediator. The costs of mediation, including without limitation the mediator's fees, shall be paid equally by each party, provided that each party shall bear its own attorney's fees with respect to such mediation.

            (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein.


                            [SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date first written above.


                              THE COMPANY:

                              HENCIE, INC.,
                              a Delaware corporation



                              By: /s/ Adil Khan
                                  ------------------------------------------
                              Name:  Adil Khan
                                     ---------------------------------------
                              Title: CEO
                                     ---------------------------------------


                              INVESTOR:

                              EDGE TECHNOLOGY GROUP, INC.,
                              a Delaware corporation



                              By:  /s/ Pierre Koshakji
                                  ------------------------------------------
                              Name:    Pierre Koshakji
                                       -------------------------------------
                              Title:   Chief Executive Officer and President
                                       -------------------------------------

                                                                       EXHIBIT 5


                            INVESTOR RIGHTS AGREEMENT


         This Investor Rights Agreement (this "Agreement") dated as of September 22, 2000, is by and among Hencie, Inc., a Delaware corporation (the "Company"), Adil Khan, an individual residing in the State of Texas (the "Founder"), and Edge Technology Group, Inc., a Delaware corporation (the "Investor). All initial capitalized terms used herein and not defined herein shall have the meanings set forth in the Investment Agreement (as defined below).

         WHEREAS, Investor is purchasing from the Company shares of the Company's Series A Convertible Preferred Stock, par value $.01 per share (the "Preferred Stock"), pursuant to the terms of an Investment Agreement dated the date hereof among the parties hereto (the "Investment Agreement");

         WHEREAS, the purchase by Investor of the Preferred Stock will benefit the Company and the Founder; and

         WHEREAS, the Founder and Investor wish to make certain provisions for the disposition of their shares of capital stock of the Company;

         WHEREAS, it is a condition to the obligations of Investor under the Investment Agreement that this Agreement be executed by the parties hereto, and the parties are willing to execute this Agreement and to be bound by the provisions hereof;

         NOW, THEREFORE, in consideration of the premises, the agreements set forth below, and the parties' desire to further the interests of the Company and its present and future stockholders, the parties agree as follows:

         1. DEFINITIONS. As used in this Agreement, the following capitalized terms shall have the following meanings:

            Common Stock: The common stock of the Company, par value $.01 per share.

            Equity Securities: means the issued and outstanding equity securities of the Company.

            Investment Agreement: As defined in the Recitals to this Agreement.

            Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            Preferred Stock: As defined in the Recitals to this Agreement.

            Qualified Public Offering means the first underwritten public offering pursuant to an effective registration statement under the Securities Act, covering the offering and sale of Common Stock for the account of the Company on a firm commitment basis in which the aggregate net proceeds (i.e., net of all underwriting discounts and commissions and all other expenses paid by the Company in connection with such public offering) received by the Company at the public offering price equals or exceeds $25 million and the public offering price per share (as adjusted for any stock split, dividend, distribution or other recapitalization) equals or exceeds $10.00 per share.

            SEC: The Securities and Exchange Commission or any successor entity.

            Securities Act: The Securities Act of 1933, as amended from time to time.

            Third Party: means a prospective purchaser of Equity Securities in an arm's-length transaction from a holder thereof in which such prospective purchaser is not an affiliate of such holder.

            Transfer: means any sale, assignment, disposition, gift, distribution or other transfer, in whole or in part, whether or not for value, of any Equity Securities, including any pledge or other collateral assignment or grant of sufferance of a security interest in such Equity Securities.

         2. BOARD OF DIRECTORS.

         (a) For so long as any shares of Preferred Stock remain outstanding, the Board of Directors of the Company (the "Board") shall consist of five (5) directors, and the holders of the Preferred Stock shall have the right to elect one (1) member of the Board. Notwithstanding the preceding sentence, at any time, by majority vote, the Board may increase its size to seven (7) directors and appoint additional directors to fill the vacancies; provided, however, that, effective immediately upon any such increase, the holders of the Preferred Stock shall have the right to appoint or elect one (1) additional member of the Board (for a total of two (2) members). Immediately following any such increase in the Board to seven (7) directors, the parties hereto shall take any and all action to cause the two (2) members elected by the holders of the Preferred Stock to be appointed to the Board.

         (b) The parties hereto acknowledge that the Company may have to grant options, warrants or other forms of equity in the Company to attract additional directors to serve on the Board. They agree, however, that no Common Stock may be sold to such new directors for less than the purchase price of the Preferred Stock under the Investment Agreement.

         (c) All rights and obligations of the parties hereto under this Section 2 and Section 3 of this Agreement shall terminate immediately upon the consummation of a Qualified Public Offering.

         3. SUCCESSOR DIRECTORS. If an Investor nominee to the Board (hereinafter, an "Investor Nominee") shall cease to serve as a director for any reason, the Investor shall have the right to designate a successor Investor Nominee and the Company and the Founder shall use their respective reasonable best efforts to ensure that such successor Investor Nominee is duly appointed or elected as a director. If Investor notifies the Founder that it desires to remove its Investor Nominee as a director, the Company and the Founder shall use their respective reasonable best efforts to ensure that such Investor Nominee is duly removed as a director. If Investor notifies the Company that it desires to remove its Investor Nominee as a director and/or designate a successor Investor Nominee in a manner that requires the vote of the Company's stockholders, the Company shall, at the request of Investor, use its best efforts to ensure that a meeting of stockholders of the Company is promptly called for such purpose.

         4. RIGHT OF FIRST REFUSAL.

               (a) Each time the Founder proposes to dispose of all or any portion of his shares of Common Stock (the "Disposition"), Founder and/or his administrators and representatives (collectively, the "Selling Stockholder"), shall so inform the Company by notice in writing (the "Disposition Notice") stating the number of shares of Common Stock that are the subject of such proposed Disposition (the "Right of First Refusal Shares"), the identity of the proposed transferee, and the other terms and conditions of such proposed Disposition, including any consideration proposed to be received for the Right of First Refusal Shares (and, if the proposed Disposition is to be wholly or partly for consideration other than money, the Disposition Notice shall state the proposed price as being equal to the amount of the monetary consideration, if any, plus the fair market value of the other consideration, which valuation shall be subject to the approval of the Company) (collectively, the "Disposition Amount"). The Secretary or other authorized representative of the Company shall promptly deliver a copy of the Disposition Notice to Investor. By giving the Disposition Notice, the Selling Stockholder shall be deemed to have granted to the Company and to Investor (in the event that the Company elects not to exercise its option for all of the Right of First Refusal Shares) an option to purchase the Right of First Refusal Shares for a price equal to the Disposition Amount.

               (b) Within 10 days of the date of receipt of the Disposition Notice, the Company shall notify Investor of the number of Right of First Refusal Shares that the Company elects to purchase.

               (c) If the Company notifies Investor that it will exercise its option for none or less than all of the Right of First Refusal Shares, Investor shall have until the tenth day following the date of receipt of notice from the Company as required by Section 4(b) within which to notify the Company of its election to purchase the remaining Right of First Refusal Shares, for the price and upon the terms and conditions specified in the Disposition Notice.

               (d) Upon determination of the number of Right of First Refusal Shares to be purchased by the Company and Investor, the Company, on its behalf and on behalf of Investor, shall give notice of exercise to the Selling Stockholder within 35 days of the date of receipt of the Disposition Notice by the Company.

               (e) If the Company or Investor or both do not elect to purchase all of the Right of First Refusal Shares within the ten (10) day period, in the case of the Company, plus the ten (10) day period, in the case of Investor, then the Selling Stockholder shall have 45 days thereafter to sell the Right of First Refusal Shares upon terms and conditions no less or more favorable to the purchasers of such Right of First Refusal Shares than the terms contained in the Disposition Notice; provided, however, that any future proposed Dispositions after such 45 day period shall be first offered to the Company and Investor in the manner provided in this Section 4. Investor's failure to purchase shares under this Section 4 shall not affect its right of co-sale under Section 5 of this Agreement.

               (f) Any shares of Common Stock not purchased pursuant to the provisions of this Section 4 shall continue to be subject to the terms and provisions of this Agreement in the hands of the Selling Stockholder.

               (g) Any disposition of Common Stock by Founder in connection with any bankruptcy, insolvency or similar proceedings involving a Founder or pursuant to any judicial order, legal process (including without limitation divorce or probate proceedings), execution or attachment and any other involuntary disposition not otherwise expressly provided for in this Agreement shall be subject to the restrictions set forth in this Agreement, and the Founder and the transferee subject to such disposition shall be deemed to have delivered a Disposition Notice with respect to all Common Stock subject thereto as provided in this Section 4 as of the date of the purported disposition or, if later, the date the Company receives written notice of such purported disposition; provided, however, that the purchase price per share of Common Stock to be paid under any such Disposition Notice shall be the fair market value per share of such Common Stock, as determined in good faith by the Board of Directors in consultation with an independent valuation expert.

               (h) All rights and obligations of the parties hereto under this
Section 4 shall terminate immediately upon the consummation of a Qualified Public Offering.

         5. RIGHT OF CO-SALE. Neither the Founder nor Investor shall dispose of any Common Stock owned by such stockholder unless it or they, as the case may be, notify(ies) Investor and the Founder of such proposed disposition (which notice shall describe the terms and conditions of such disposition in substantially the same detail as a Disposition Notice and shall specify the date (the "Election Deadline") by which an election to participate therein shall be made) and agree(s) to permit Investor or the Founder to participate in such disposition up to an "Equivalent Amount" (as hereinafter defined) of Common Stock. Investor and the Founder shall have not less than 10 days following notification of such disposition to elect to dispose up to the Equivalent Amount of its or his Common Stock and all dispositions so elected to be made pursuant to this Section 5 shall be made upon identical terms and shall be made simultaneously with the disposition to be made by the person or entity that delivered the notice of deposition. For purposes of this Section 5, the term "Equivalent Amount" shall be deemed to be an amount determined by multiplying the number of shares of Common Stock to be acquired by a transferee by a fraction, (i) the numerator of which is equal to the number of shares of fully-diluted Common Stock owned by Investor and the Founder electing to sell shares hereunder; and (ii) the denominator of which is equal to the total number of shares of fully-diluted Common Stock held by all of the stockholders of the Company. All rights and obligations of the parties hereto under this Section 5 shall terminate upon the consummation of a Qualified Public Offering.

         6. TAKE-ALONG RIGHTS.

               (a) If at any time after August 31, 2002, the Investor, together with one or more Persons (other than the Founder) which hold more than 40% of the Equity Securities entitled to vote on such a Transfer (for purposes of this Section 6, the "Selling Investors") approve: (i) the Transfer of all of their Equity Securities to a Third Party; (ii) the merger with a Third Party in which a Third Party will be the surviving entity and the stockholders of the Company will hold less than 50% of the outstanding voting securities of the surviving entity; or

(iii) the sale of all or substantially all the assets of the Company (items (i), (ii) and (iii) are referred to collectively as a "Take-Along Sale"), then (x) Sections 4 and 5 of this Agreement shall not apply to the Take-Along Sale and
(y) such Selling Investors shall provide written notice (a "Take-Along Notice") of such proposed Take-Along Sale to each holder of Equity Securities that has not been involved in the approval of such Transfer (a "Take-Along Holder"); provided, however, that a Third Party shall not include any affiliate of the Investor. The Take-Along Notice shall identify the total number of shares of each class and series of Equity Securities proposed to be sold by such Selling Investors in such Take-Along Sale, the total number of shares of such class or series of Equity Securities held by such Selling Investors at the time of the Take-Along Notice, the per share consideration for which a Transfer is proposed to be made and all other material terms and conditions of the proposed Take-Along Sale. Each holder of Equity Securities entitled to receive such notice shall be obligated to approve the transaction that makes up the Take-Along Sale and, if applicable, to Transfer its Equity Securities in the Take-Along Sale in accordance with the terms of this Agreement.

               (b) Within twenty (20) days after the date the Selling Investors deliver the Take-Along Notice, and in any event prior to the consummation of the Take-Along Sale, each Take-Along Holder shall deliver to a representative of the Selling Investors designated in the Take-Along Notice or otherwise all documents required to be executed or delivered by such Take-Along Holder in connection with the Transfer of the Company Securities pursuant to this Section 6 at the closing for such Take-Along Sale against delivery to such Take-Along Holder of the consideration therefor.

               (c) The consideration to be paid to each of the Selling Investors and each other holder of Equity Securities participating in the Take-Along Sale in proportion to each such Person's holdings of the Equity Securities in a transaction in which this Section 6 is applicable (whether by means of a price per share in a merger or a stock sale or a distribution from the Company after a sale of substantially all the assets) shall be the "Take-Along Sale Price."

               (d) Promptly after the consummation of a Take-Along Sale, the Selling Investors shall give notice thereof to the Take-Along Holders, remit to each such Take-Along Holder the Take-Along Sales Price applicable to such Take-Along Holder and furnish such other evidence of the completion and time of completion of the Take-Along Sale and the terms thereof as may be reasonably requested by any such Take-Along Holder.

               (e) Notwithstanding anything contained in this Section 6, no Selling Investor shall be liable to any holder of Equity Securities based on the failure of a Take-Along Sale to occur for any reason.

               (f) No holder of Equity Securities may assign its rights under this Section 6.

         7. ADDITIONAL COVENANTS OF THE COMPANY. The Company covenants and agrees that from and after the date hereof, until the consummation of a Qualified Public Offering, as long as Investor owns at least five percent (5%) of the Preferred Stock or the Common Stock into which it is convertible, the Company will fully comply with each of the following covenants of this Section 7.

               (b) Financial Information. The Company will deliver at its expense to Investor, the following:

               (i) at the time such information becomes available to management, but no later than 30 days after the end of each fiscal quarter, unaudited consolidated balance sheets of the Company and its subsidiaries, if any, as of the end of the quarter, and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries, if any, for the quarter, and for the current fiscal year-to-date, in each case reconciled to the Company's operating budget for such period, and in each case accompanied by discussion of the Company's financial condition, changes in financial condition and results of operations, which discussion shall provide information with respect to liquidity, capital resources and results of operations and also shall include such other information as is necessary to an understanding of the Company's financial condition, changes in financial condition and results of operations; provided, however, that at all times Investor shall have reasonable access to any and all materials relating to the information referenced in this paragraph which sets forth, in comparative form, the figures for the corresponding periods of the previous fiscal year;

               (ii) at the time such information becomes available to management, but no later than 90 days after the end of each fiscal year, audited consolidated financial statements and notes thereto of the Company and its subsidiaries, if any, for and as of the end of the preceding fiscal year (including a balance sheet and statements of income and cash flow), in reasonable detail, prepared in accordance with GAAP with the prior year's presentation and certified by a nationally recognized accounting firm acceptable to Investor, together with any management letters and other correspondence from such accountants for such fiscal year;

               (iii) at least 30 days prior to the beginning of each fiscal year, a budget of projected revenue and expense (including, among other items, appropriate reserves, accruals and provisions for income taxes and appropriate accruals and provisions for the expense of any incentive or bonus compensation arrangements) for the forthcoming fiscal year and each monthly period therein, together with projected balance sheets and statements of income, cash flow and capital expenditures for each such period, in form consistent with the budget prepared for the preceding fiscal year, which budget must be approved by the Board within 20 business days of receipt thereof (failure of the Board to object within the foregoing period shall constitute approval); and

               (iv) any other information with respect to the financial condition, operations and affairs of the Company and its subsidiaries, if any, as Investor may from time to time reasonably request.

         All of the obligations of the Company pursuant to this Section 7(a) shall terminate immediately upon the consummation of a Qualified Public Offering.

               (c) Inspection. The Company will permit representatives of Investor, at Investor's expense, to visit and inspect the properties of the Company or any of its subsidiaries, if any, including the financial books and records and operational records and reports, and the right to take extracts therefrom, and discuss the affairs, finances and accounts of the Company and its subsidiaries, if any, with the appropriate officers, all at reasonable times and as often as reasonably may be requested. The Company will provide each such representative with any additional information, professional opinions, professional certifications and documents, in addition to those herein mentioned, relating to the operation of the Company and its subsidiaries, if any, as may be reasonably requested, at Investor's expense.

               (d) Business and Operations. In addition to and not in lieu of any other rights provided to holders of the Securities by applicable law, the Company further agrees as follows:

               (i) Except for the tax obligations set forth on Schedule 2.6 of the Investment Agreement (which the Company shall satisfy in a timely manner), the Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company or any subsidiary thereof; provided, however, that such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside an adequate cash reserve with respect thereto, and provided further, that the Company will pay all taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor;

               (ii) the Company will keep its properties and those of its subsidiaries, if any, in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper renewals, replacements, additions and improvements thereto, and the Company and its subsidiaries, if any, will at all times comply with the provisions of all leases to which any of them is a party or under which any of them occupies or uses property so as to prevent any loss or forfeiture thereof or thereunder;

               (iii) the Company will keep its assets and those of its subsidiaries, if any, that are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, extended coverage and explosion, and will maintain insurance with financially sound and reputable insurers against other hazards, risks and liabilities to persons and property, all to the extent and in amounts as are reasonably customary and appropriate;

               (iv) the Company and its subsidiaries, if any, will keep accurate financial records and books of account in which full and complete entries will be made of all dealings or transactions in relation to its business and affairs, in accordance with GAAP;

               (v) the Company and its subsidiaries, if any, will maintain in full force and effect its corporate existence, rights and franchises, and all patents, trademarks, trade names and copyrights (and applications therefor), and licenses owned or possessed by them, to the extent same are necessary or beneficial to the conduct of their business;

               (vi) the Company and its subsidiaries, if any, will pay punctually, when due and payable, all undisputed indebtedness incurred or assumed by them or to which any of their properties are subject, and will perform and observe the covenants, provisions and conditions to be performed and observed by them in connection with any mortgage, pledge, security interest or other lien to which any of their properties are subject;

               (vii) the Company shall cause regular meetings of its Board of Directors to be held at least once every quarter, with sufficient notice to Investor as to the time and place of each such meeting;

               (viii) subject to Section 2 hereof, the Bylaws of the Company shall provide that the Board of Directors shall consist of up to seven
         (7) directors;

               (ix) the Company and its subsidiaries, if any, will comply with all other obligations which they incur or to which they become subject pursuant to any contract or agreement, whether oral or written, express or implied, the breach of which would have a material adverse effect upon their financial condition or results of operations, unless and only to the extent that the same are being contested in good faith and by appropriate proceedings and adequate reserves have been set aside on its books with respect thereto;

               (x) the Company and its subsidiaries, if any, will take all reasonable security measures to protect the secrecy, confidentiality and value of all trade secrets and other intellectual property useful in the conduct of their business;

               (xi) the Company and its subsidiaries, if any, will comply in all material respects with all applicable foreign and domestic laws, rules and regulations of all governmental authorities, including, without limitation, all U.S. federal and state civil rights and equal employment opportunity laws and regulations;

               (xii) with the exception of factoring its accounts receivable (in amounts not to exceed at any given time, in the aggregate, One Million Dollars ($1,000,000)), the Company and its subsidiaries, if any, shall not without prior approval from the Company's Board of Directors incur borrowings, indebtedness or other liabilities for borrowed money, or give any guarantees, in excess of $50,000 in the aggregate during any 30-day period other than payables and accrued liabilities incurred in the ordinary course of business;

               (xiii) except as authorized by its Board of Directors, the Company and its subsidiaries, if any, shall not make any capital expenditure or other investments (other than as set forth in the budget described in Section 7(a)(iv) of this Agreement) in excess of $50,000 during any 60-day period;

               (xiv) except as authorized by its Board of Directors, the Company and its subsidiaries, if any, shall not extend loans or other credit not in the ordinary course of business;

               (xv) the Company or any of its subsidiaries, if any, shall not, without prior approval from the Company's Board of Directors, commence any litigation or settle any claim or litigation by or against it having, in either case, a value in excess of $50,000;

               (xvi) the Company and its subsidiaries, if any, shall not without prior approval from the Company's Board of Directors execute any lease agreement with a term of more than one year and likely to require payments by or to the Company or its subsidiaries, if any, in the aggregate of $50,000 or more;

               (xvii) without the written approval of the Board of Directors of the Company, the Company's stock option plan(s) shall reserve for issuance a number of shares of Common Stock not to exceed twenty-five percent (25%) of the issued and outstanding shares of capital stock (on a fully diluted basis) of the Company; all stock options and similar rights granted to employees or consultants of the Company or its subsidiaries, if any, after the date hereof shall vest at a rate no greater than ten percent (10%) for each financial quarter, ten percent (10%) upon the consummation of a Qualified Public Offering, and full vesting upon an acquisition, merger (other than any reincorporation or other merger solely involving the Company and its wholly owned subsidiaries, if any) or sale of all or substantially all of the assets of the Company.

               (xviii) the Company and its agents, officers, directors and employees shall not give or agree to give any gift or similar benefit of more than nominal value to any customer, supplier, governmental employee or official, or any other person who is or may be in a position to help, hinder or assist the Company or the person giving such gift or benefit in connection with any actual or proposed transaction relating to the Business, which gifts or similar benefits (other than entertainment expenses provided in the ordinary and normal course of business in accordance with applicable law) would individually or in the aggregate subject the Company or any officer, director, employee or agent of the Company, to any fine, penalty, cost or expense or to any criminal sanctions;

               (xix) except under Company stock option plans permitted hereunder, the Company and its subsidiaries, if any, will not issue any debt or derivative securities; and

               (xx) the Company's Board of Directors will establish an audit committee and a compensation committee, which shall consist of one member appointed by Investor and one other outside director.

               (e) Transactions with Officers, Directors and Employees. The Company further agrees that without the written consent of Investor, it and its subsidiaries, if any, shall not:

               (i) become indebted after the date of this Agreement, directly or indirectly, to any of its officers, directors or employees, or to any member of their immediate families, in any amount, other than for payment of compensation for services rendered, for reasonable expenses, for the tax obligations described in Section 7(c)(i), for reasonable expense advances and for unsecured indebtedness of the Company or any subsidiary on terms no less favorable to the Company or any subsidiary than would be obtainable in a transaction with an unaffiliated third party;

               (ii) permit any officer, director or employee of the Company or any of its subsidiaries, or members of their immediate families, to become indebted to the Company or any subsidiary thereof, other than for repayment of reasonable expense advances made in the ordinary course of business;

               (iii) permit any officer, director or employee of the Company or any of its subsidiaries, or members of their immediate families, to become holders of any direct or indirect ownership interest in any other corporation, partnership or other business entity or firm with which the Company or any subsidiary thereof competes, or maintains a business relationship, except with respect to an aggregate interest of not greater than 5% of the outstanding common stock of any corporation whose stock is publicly traded;

               (iv) permit any officer, director or employee of the Company or any of its subsidiaries, or members of their immediate families, to become, directly or indirectly, interested in any contract with the Company or any subsidiary thereof;

               (v) become a guarantor, surety or indemnitor of any indebtedness, undertaking or obligation of any of its officers, directors or employees (or members of their immediate families), or of any other person, firm, partnership, corporation or entity whatsoever other than any corporation all of the outstanding capital stock (and securities convertible into or exchangeable for its capital stock) of which is owned, directly or indirectly, by the Company;

               (vi) employ any relative of the Founder;

               (vii) enter into or otherwise establish any stock option, stock purchase, stock bonus or similar plan or agreement providing for the issuance, with or without consideration, to any of its employees, advisors, consultants or directors of capital stock of the Company or any subsidiary thereof, or securities convertible into or exchangeable for such capital stock;

               (viii) enter into, amend or otherwise establish any incentive compensation plan or any pension, profit sharing, retirement, welfare, fringe benefit or similar plan or agreement of any nature, nor shall the Company nor any subsidiary thereof in any manner pay or provide for the payment of any bonus, retainer or incentive compensation to any of its employees, advisors, directors or consultants in excess of their regular wage, salary or compensation rate; and

               (ix) with the exception of factoring its accounts receivable (in amounts not to exceed at any given time, in the aggregate, One Million Dollars ($1,000,000)), neither the Company nor any subsidiary will discount, transfer, assign or sell to any person, with recourse, any promissory notes receivable, accounts receivable or other indebtedness receivable by the Company or any subsidiary.

               (f) Notice. The Company shall notify Investor immediately upon acquiring knowledge of the occurrence of, or if the Company causes or intends to cause, as the case may be: (i) any material adverse change, either in any case or in the aggregate, in the assets, liabilities, business, condition (financial or otherwise), operations, property or prospects of the Company; (ii) any material event of default or any material default under any agreement to which the Company is a party, together with a detailed statement by the President of the Company of the steps being taken to cure the effect of such event of default or default; (iii) the receipt of any notice from, or the taking of any other action by, the holder of any indebtedness of the Company with respect to a claimed material default, together with a detailed statement by the President of the Company specifying the notice given or other action taken by such holder and the nature of the claimed default and what action the Company is taking or proposes to take with respect thereto; (iv) any change in the accuracy of the representations and warranties of the Company or the Founder in the Investment Agreement; and (v) any material breach of any covenant of the Company under this Agreement or the Investment Agreement.

               (g) Pension Reform Act. The Company will not permit (i) the funding requirements under ERISA with respect to any employee benefit plan established or maintained by the Company or any subsidiaries to be less than the minimum required by ERISA or the regulations thereunder; or (ii) the employee benefit plans established or maintained by the Company or any subsidiary to be subject to involuntary termination proceedings.

               (h) Payment for Property Not Delivered. Neither the Company nor any subsidiary will enter into or become a party to any contract for the purchase of materials, supplies or other property if such contract requires that the Company or any subsidiary make payments for such materials, supplies or other property regardless of whether or not delivery is ever made of such materials, supplies or other property.

               (i) Restrictive Agreements. Neither the Company nor any subsidiary will enter into or become obligated under any agreement or contract, including, without limitation, any loan agreement, promissory note (or other evidence of indebtedness), mortgage, security agreement or lease, which either
(i) precludes or prevents Investor from curing (on behalf of the Company and any subsidiary) defaults, breaches or failures to perform, or (ii) by its terms prevents or restricts the Company from performing its obligations under the Preferred Stock.

         8. SPECIFIC ENFORCEMENT. Investor, the Founder and the Company expressly agree that Investor will be irreparably damaged if this Agreement is not specifically enforced. In addition to the rights granted in Section 15, upon a breach or threatened breach of the terms, covenants and/or conditions of this Agreement by a Founder or the Company, Investor shall, in addition to all other remedies, be entitled to a temporary or permanent injunction, without showing any actual damage, and/or a decree for specific performance, in accordance with the provisions hereof.

         9. LEGEND. Each certificate evidencing shares of the Company's Common Stock held by the Founder shall bear a legend substantially as follows:

         "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN INVESTOR RIGHTS AGREEMENT DATED AS OF SEPTEMBER 15, 2000, A COPY OF WHICH THE COMPANY WILL FURNISH TO THE HOLDER OF THIS CERTIFICATE UPON REQUEST AND WITHOUT CHARGE."

         10. NOTICES. All notices or other communications given hereunder shall be in writing and shall be deemed effective upon delivery at the address of the party to be notified and shall be mailed by certified or registered mail, return receipt requested, delivered by courier, telecopied, or sent by other facsimile method (notices by telecopy or facsimile must be confirmed by next day courier delivery to be effective), addressed to the address specified in the Investment Agreement.

         11. ENTIRE AGREEMENT AND AMENDMENTS. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof and neither this Agreement nor any provision hereof may be waived, modified, amended or terminated except by a written agreement signed by the Company, Investor and the Founder.

         12. GOVERNING LAW; SUCCESSORS AND ASSIGNS.

         (a) This Agreement shall be governed by the laws of the State of Texas, without regard to its principles of conflict of laws.

         (b) This Agreement shall bind and inure to the benefit of the heirs, personal representatives, executors, administrators, successors and permitted assigns of the parties hereto. Without limiting the generality of the foregoing, all covenants and agreements of the Founder and the Investor shall bind any and all subsequent holders of the Founder's and the Investor's shares of the Company's Common Stock, and the Company agrees that it shall not transfer on its records any such shares unless (i) the transferee shall have first delivered to the Company the written agreement of the transferee to be bound by this Agreement to the same extent as if such transferee had originally been the Founder hereunder and (ii) the certificate or certificates evidencing the shares so transferred bear the legend specified in Section 9.

         (c) Notwithstanding any other provisions of this Agreement, each of the Founder and Investor may transfer any shares of capital stock of the Company owned by him or it to his or its equity owners or, in the case of the Investor, to a liquidating trust or similar entity established for the purpose of holding its assets prior to distribution to its equity owners upon a dissolution or liquidation of Investor, so long as (i) each transferee shall have first delivered to the Company the written agreement of the transferee to be bound by this Agreement to the same extent as if such transferee had originally been the Founder or the Investor, as applicable, hereunder and (ii) the certificate or certificates evidencing the shares so transferred bear the legend specified in
Section 9. In the event that the Founder or the Investor distributes less than all of his or its shares of capital stock of the Company pursuant to this
Section 12, the Founder or the Investor, as applicable, shall exercise all of the rights inuring under this Agreement, the Investment Agreement and the Registration Rights Agreement with respect to such distributed shares of capital stock. In the event that the Founder or the Investor distributes all of his or its shares of capital stock of the Company pursuant to this Section 12, one such permitted transferee reasonably acceptable to the Company shall be designated by the Founder or the Investor, as applicable, to exercise all rights inuring under this Agreement, the Investment Agreement and the Registration Rights Agreement with respect to such shares of capital stock of the Company and the equity owners shall grant such designated permitted transferee proxies to exercise such rights.

         13. CAPTIONS. Captions are for convenience only and are not deemed to be part of this Agreement.

         14. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. MEDIATION. In the event of a dispute hereunder that cannot be resolved by the parties to such dispute among themselves, the parties shall thereafter attempt in good faith to resolve such dispute by confidential nonbinding mediation. The mediation shall be initiated upon written request by any party to the others. Within thirty (30) days of such written request, the parties shall jointly select an individual to serve as the mediator of any dispute if willing or able to do so, and a second individual to serve as the backup mediator. If neither of them is willing or able to serve, or if the parties cannot agree on a single mediator, then the parties shall, within ten
(10) days after written request by either party, request that the American Arbitration Association ("AAA") name four (4) qualified mediators. Within five
(5) business days of receipt of the AAA list, each party to the dispute shall notify the others of a name it wishes to delete from the list. The mediator shall be the individual on the list not so deleted. If any party fails to notify the others of the mediator it intends to delete within the time specified, the other party or parties shall select the mediator from the AAA list. Should any parties to the dispute delete the same name or if more than one name remains after the parties have deleted a name in accordance with this Section, then the party who served notice to the other party of the dispute shall select the mediator from the remaining names. The mediator so selected shall not be a person who has previously acted in any capacity for either party and shall be an attorney who has at least ten (10) years of experience in private equity investment transactions. The single mediator, once selected, shall be used for all disputes until unable or unwilling to serve in which event the AAA list selection process shall be repeated. Unless otherwise agreed, the mediation shall take place in Dallas County, Texas, within thirty (30) days after the written request is delivered to the nonrequesting party, or the mediator is selected, if later. The parties shall submit to the mediator all written, documentary and other evidence and such oral testimony as determined by the mediator to be necessary for a proper resolution of the dispute. The parties shall also meet promptly and shall use good faith efforts to resolve the dispute when and as requested by the mediator. The costs of mediation, including without limitation the mediator's fees, shall be paid equally by each party, provided that each party shall bear its own attorney's fees with respect to such mediation.

         16. SEVERABILITY AND REFORMATION. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future law, and if the rights or obligations of the parties under this Agreement would not be materially and adversely affected thereby, such provision shall be fully separable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part thereof, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance therefrom, and in lieu of such illegal, invalid or unenforceable provision, there shall be added automatically as a part of this Agreement, a legal valid and enforceable provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible, and the parties hereto request the court or any arbitrator to whom disputes relating to this Agreement are submitted to reform the otherwise illegal, invalid or unenforceable provision in accordance with this Section 16.

         17. TERMINATION. All rights and obligations of the parties hereto under this Agreement shall terminate immediately upon the consummation of a Qualified Public Offering.

                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


                                  THE COMPANY:

                                  HENCIE, INC.,
                                  a Delaware corporation



                                  By:  /s/ Adil Khan
                                       -------------------------------------
                                       Adil Khan
                                       President


                                  FOUNDER:

                                  ADIL KHAN



                                  /s/ Adil Khan
                                  -------------------------------------
                                  Adil Khan



                                  INVESTOR:

                                  EDGE TECHNOLOGY GROUP, INC.,
                                  a Delaware corporation



                                  By:  /s/ Pierre Koshakji
                                       -------------------------------------
                                       Name:  Pierre Koshakji
                                              ------------------------------
                                       Title:  Chief Executive Officer and
                                               President
                                              ------------------------------

Agreed to and acknowledged:



--------------------------------
Mehnaz Khan, Individually
Spouse of Founder